Exhibit 4.95

Dated 13 February 2019

$20,890,000

TERM LOAN FACILITY

PARTNER SHIPPING CO. LIMITED
as Borrower
and
SEANERGY MARITIME HOLDINGS CORP.
as Corporate Guarantor
and
AMSTERDAM TRADE BANK N.V.
as Arranger
and
AMSTERDAM TRADE BANK N.V.
as Facility Agent
and
AMSTERDAM TRADE BANK N.V.
as Security Agent

FACILITY AGREEMENT
relating to
(i) the refinancing of the existing indebtedness
secured on m.v. "PARTNERSHIP" and
(ii) general working capital purposes of the Group

W A T S O N  F A R L E Y
&
W I L L I A M S

37 Calculations and Certificates	128
38 Partial Invalidity	129
39 Remedies and Waivers	129
40 Settlement or Discharge Conditional	129
41 Irrevocable Payment	129
42 Amendments and Waivers	129
43 Confidential Information	132
44 Confidentiality of Funding Rates and Reference Bank Quotations	136
45 Counterparts	137
Section 12 Governing Law and Enforcement	138
46 Governing Law	138
47 Enforcement	138

Schedules

Schedule 1 The Parties	139
Part A The Obligors	139
Part B The Original Lenders	140
Part C The Servicing Parties	141
Schedule 2 Conditions Precedent	143
Part A Conditions Precedent to Initial Utilisation Request	143
Part B Conditions Precedent to the Utilisation of Tranche A	145
Part C Conditions Precedent to the Utilisation of an Advance under Tranche B or Tranche C	147
Schedule 3 Requests	148
Part A Utilisation Request	148
Part B Selection Notice	149
Schedule 4 Form of Transfer Certificate	150
Schedule 5 Form of Assignment Agreement	152
Schedule 6 Form of Compliance Certificate	155
Schedule 7 Timetables	156
Schedule 8 Vessel Report	157

Execution

Execution Pages	158

THIS AGREEMENT is made on 13 February 2019
PARTIES
(1)	PARTNER SHIPPING CO. LIMITED, a company incorporated in the Republic of Malta whose registered address is at 147/1 St. Lucia Street, Valletta, VLT 1185, Malta as borrower ("Borrower");
(2)
SEANERGY MARITIME HOLDINGS CORP., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands as corporate guarantor (the "Corporate Guarantor");

(3)	AMSTERDAM TRADE BANK N.V. as arranger (the "Arranger");
(4)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders");
(5)	AMSTERDAM TRADE BANK N.V. as agent of the other Finance Parties (the "Facility Agent"); and
(6)	AMSTERDAM TRADE BANK N.V. as security agent for the Secured Parties (the "Security Agent").
BACKGROUND
The Lenders have agreed to make available to the Borrower a facility of up to $20,890,000 in three Tranches as follows:
(a)	Tranche A, in an amount of up to 16,390,000, to be used for the purpose of refinancing the Existing Indebtedness secured on the Ship;
(b)	Tranche B, in an amount of up to $2,250,000, to be used for general working capital purposes of the Group; and
(c)	Tranche C, in an amount of up to $2,250,000, to be used for general working capital purposes of the Group.
OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION
1	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Account Bank" means Amsterdam Trade Bank N.V. acting through its office at World Trade Center, Tower I, Level 6 Strawinskylaan 1939, 1077 XX Amsterdam, The Netherlands or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders.
"Accounts" means, together, the Operating Account and the DD Reserve Account.
"Account Security" means a document creating Security over any Account in agreed form.
"Accounting Period" means each consecutive 3-month period, during the Security Period ending on 31 December, 31 March, 30 June and 30 September of each financial year;
"Additional Repayment" means an additional repayment made pursuant to Clause 6.3 (Additional Repayments).
"Advance" means a borrowing of all or part of a Tranche under this Agreement.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
"Approved Brokers" means Clarksons Valuations Limited, Braemar ACM Valuations Limited, Simpson Spence & Young Valuations Services Ltd, Arrow Research Limited, Fearnleys Shipbrokers A/S (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.
"Approved Charter" means each of:
(a)
the time charter for the Ship dated 26 May 2017 (as amended and/or supplemented by a first addendum dated 23 May 2018, as further amended and extended by a second addendum dated 28 November 2018 and as may be further amended and/or extended from time to time) made between the Borrower as owner and the Approved Charterer as charterer; and

(b)	the time charter for the Ship dated 14 September 2018 (as may be amended and/or supplemented from time to time) made between the Borrower as owner and the Approved Charterer as charterer, and, in the plural, means both of them.
"Approved Charterer" means Uniper Global Commodities SE, a company incorporated in Germany whose principal office is at Holzstrasse 6, Dusseldorf 40221, Germany.

"Approved Classification" means A1, Bulk Carrier, BC-A (Holds 2,4,6 & 8 may be empty), ESP, AMS, ACCU, CSR, CPS, BWE, UWILD, CRC(I), TCM, GRAB(20) with the Approved Classification Society.
"Approved Classification Society" means American Bureau of Shipping or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.
"Approved Commercial Manager" means Fidelity Marine Inc., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered office is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the commercial manager of the Ship.
"Approved Insurance Brokers" means Bankserve Insurance Services Ltd and any other firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.
"Approved Flag" means the Marshall Islands or such other flag approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.
"Approved Manager" means the Approved Commercial Manager or the Approved Technical Manager.
"Approved Technical Manager" means V. Ships Limited, a corporation incorporated and existing under the laws of Cyprus whose registered office is at Zenas Gunther, 16-18, Agia Triada, 3035 Limassol, Cyprus or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the technical manager of the Ship.
"Arrangement Fee" means the fee referred to in Clause 11.2 (Arrangement fee).
"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.
"Availability Period" means, in relation to a Tranche, the period from and including the date of this Agreement to and including the date falling on the earlier of:
(a)
in relation to Tranche A, 20 February 2019 and in relation to each of Tranche B and Tranche C, 30 March 2020 (or, in each case, such later date as the Facility Agent may, acting upon the instructions of the Majority Lenders, agree with the Borrower); and

(b)	the date on which the relevant Tranche, or any part thereof, is fully borrowed, cancelled or terminated in accordance with the terms of this Agreement.
"Available Commitment" means a Lender's Commitment minus:
(a)	the amount of its participation in the outstanding Loan; and
(b)	in relation to any proposed Utilisation, the amount of its participation in any Advance that is due to be made on or before the proposed Utilisation Date.
"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:
(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
"Balloon Instalment A" has the meaning given to it in Clause 6.1 (Repayment of Loan).
"Break Costs" means the amount (if any) by which:
(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds
(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, London, Athens and New York.
"Cash" shall have the meaning given to such term in the Latest Financial Statements.
"Charter" means any charter relating to the Ship, or other contract for its employment, whether or not already in existence.
"Charter Assignment" means the assignment creating Security over any Charter which is for a term which exceeds 13 months, in the agreed form.
"Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.
"Code" means the US Internal Revenue Code of 1986.
"Commercial Management Agreement" means the agreement entered into between the Borrower and the Approved Commercial Manager regarding the commercial management of the Ship.
"Commitment" means:
(a)
in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
"Compliance Certificate" means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Borrower and the Facility Agent.
"Confidential Information" means all information relating to any Transaction Obligor, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:
(a)	any Transaction Obligor or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Transaction Obligor or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:
(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidential Information); or
(B)	is identified in writing at the time of delivery as non-confidential by any Transaction Obligor or any of its advisers; or
(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with a Transaction Obligor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.
"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Facility Agent.
"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.
"DD Reserve Account" means:
(a)	an account in the name of the Borrower with the Account Bank designated "Partner Shipping Co. Limited - DD Reserve Account"; or
(b)	any other account in the name of the Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or
(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.
"Deed of Release" means a deed releasing the Existing Security under the Existing Facility Agreement in a form acceptable to the Facility Agent.
"Default" means an Event of Default or a Potential Event of Default.
"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.
"Disruption Event" means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.
"Document of Compliance" has the meaning given to it in the ISM Code.
"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.
"Earnings" means, in relation to the Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Agent and which arise out of or in connection with or relate to the use or operation of the Ship, including (but not limited to):
(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:
(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;
(ii)	the proceeds of the exercise of any lien on sub-freights;
(iii)	compensation payable to the Borrower or the Security Agent in the event of requisition of the Ship for hire or use;
(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;
(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;
(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;
(viii)	all monies which are at any time payable to the Borrower in relation to general average contribution; and
(b)
if and whenever the Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

"EBITDA" means, as of the last day of an Accounting Period or on any other day, the consolidated net pre-taxation profits of the Group in respect of the relevant Rolling Period, as stated in the then most recent and relevant Applicable Accounts, and all as adjusted by:
(a)	adding back Net Interest Expense;
(b)	adding back depreciation and amortisation;
(c)	adding back any non-cash expenses and non-cash losses;
(d)	deducting any non-cash income and non-cash gains;
(e)	taking no account of any exceptional or extraordinary item;
(f)	taking no account of any revaluation of an asset or any loss or gain over book value arising on the disposal of an asset by a member of the Group during that Rolling Period; and
(g)	adding back the expenses of the special and intermediate surveys, in case these expenses are not capitalized, in each case in respect of the relevant Rolling Period.
"EBITDA to Net Interest Expense Ratio" means, as at the date of calculation, the ratio of EBITDA to Net Interest Expense.
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.
"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:
(a)
any release, emission, spill or discharge into the Ship or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Ship; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or any Transaction Obligor and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default).
"Excess Cash" means, at any relevant time, the amount (if any) by which the credit balance on the Operating Account exceeds the aggregate of:
(a)	the Minimum Liquidity Amount; and
(b)	$500,000.
"Existing Facility Agreement" means the facility agreement dated 24 May 2017 (as amended and restated by a deed of accession, amendment and restatement dated 25 September 2017 and as further amended and/or supplemented by a supplemental agreement dated 18 May 2018) and made between, amongst others, (i) the Borrower and Champion Ocean Navigation Co. Limited (for the avoidance of doubt, the latter was released from its obligations under the said facility agreement on 7 November 2018) as joint and several borrowers, (ii) the Corporate Guarantor as corporate guarantor, (iii) the Arranger as arranger, (iv) the Original Lenders as lenders, (v) the Facility Agent as facility agent and (vi) the Security Agent as security agent in respect of a loan facility of up to $34,500,000 for the purposes therein specified.

"Existing Indebtedness" means, at any date, the outstanding Financial Indebtedness of the Borrower on that date under the Existing Facility Agreement (being $16,390,000 at the date of this Agreement).
"Existing Security" means any Security created to secure the Existing Indebtedness.
"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).
"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"FATCA" means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:
(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;
(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Fee Letter" means any letter or letters dated on or about the date of this Agreement between any of the Arranger, the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 11 (Fees).
"Finance Document" means:
(a)	this Agreement;

(b)	any Fee Letter;
(c)	each Utilisation Request;
(d)	any Security Document;
(e)	the Intercreditor Agreement;
(f)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or
(g)	any other document designated as such by the Facility Agent and the Borrower.
"Finance Party" means the Facility Agent, the Security Agent, the Arranger or a Lender.
"Financial Indebtedness" means any indebtedness for or in relation to:
(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.
"Fleet Market Value" means, in relation to the Fleet Vessels, as at the date of calculation, the aggregate Market Value thereof as most recently determined pursuant to Clause 24.7 (Provision of valuations).
"Fleet Vessels" means the vessels from time to time owned by the members of the Group and "Fleet Vessel" means any of them.
"Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.4 (Cost of funds).

"GAAP" means generally accepted accounting principles in the United States of America and including IFRS.
"General Assignment" means the general assignment creating Security over the Ship's Earnings, its Insurances and any Requisition Compensation in agreed form.
"Group" means the Corporate Guarantor and its Subsidiaries (that are consolidated for the purposes of its Financial Statements) and "member of the Group" shall be construed accordingly.
"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.
"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).
"Insurances" means, in relation to the Ship:
(a)
all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, effected in relation to the Ship, the Ship's Earnings or otherwise in relation to the Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Intercreditor Agreement" means the intercreditor agreement entered into or to be entered into between, inter alia, the Borrower, the Corporate Guarantor, the Shareholder, the Lenders, the Facility Agent and the Security Agent as the same has been and may further be amended from time to time.
"Interest Payment Date" has the meaning given to it in paragraph (a) of Clause 8.2 (Payment of interest).
"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
"Interpolated Screen Rate" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan, each as of the Specified Time for dollars.
"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the

International Maritime Organisation, as the same may be amended or supplemented from time to time.
"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.
"ISSC" means an International Ship Security Certificate issued under the ISPS Code.
"Junior Agreement" means each of:
(a)
the loan agreement dated 24 May 2017 (as amended and supplemented by a supplemental letter dated 22 June 2017, a second supplemental letter dated 22 August 2017 and as amended and restated by a deed of amendment and restatement dated 27 September 2017 and as amended from time to time) and made between the Corporate Guarantor as borrower and the Shareholder as lender;

(b)
the loan agreement dated 4 October 2016 (as amended and restated by a deed of amendment and restatement dated 28 November 2016 and as amended and supplemented by a supplemental agreement dated 13 June 2018 and as amended from time to time) and made between the Corporate Guarantor as borrower and the Shareholder as lender; and

(c)	the convertible promissory note dated 27 September 2017 (as amended from time to time) issued by the Corporate Guarantor as maker to the Shareholder as holder, and, in the plural, means all of them.
"Junior Finance Documents" means:
(a)	the guarantee executed or to be executed by the Borrower in respect of the Corporate Guarantor's obligations under the Junior Agreements;
(b)	the second preferred Marshall Islands mortgage on the Ship executed or to be executed by the Borrower in favour of the Shareholder; and
(c)	the second priority general assignment of the Earnings, Insurances and any Requisition Compensation in respect of the Ship executed or to be executed by the Borrower in favour of the Shareholder.
"Latest Financial Statements" means, as at the date of calculation or, as the case may be, in respect of an Accounting Period, the annual audited or quarterly unaudited (as the case may be), consolidated financial statements the Corporate Guarantor is obliged to deliver to the Facility Agent pursuant to Clause 19.2 (Financial statements) paragraphs (a) and (b).
"Lender" means:
(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with this Agreement.
"Leverage Ratio" means, as at the date of calculation, the ratio (expressed as a percentage) of Net Debt to Market Value Adjusted Total Assets.

"LIBOR" means, in relation to the Loan or any part of the Loan:
(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or
(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
"LMA" means the Loan Market Association.
"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a "part of the Loan" means an Advance, a Tranche or any other part of the Loan as the context may require.
"Major Casualty" means any casualty to the Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency.
"Majority Lenders" means:
(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or
(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

"Management Agreement" means the Technical Management Agreement or the Commercial Management Agreement.
"Manager's Undertaking" means the letter of undertaking and assignment of insurances from its Approved Technical Manager and the letter of undertaking and assignment of insurances from the Approved Commercial Manager subordinating the rights of such Approved Technical Manager and such Approved Commercial Manager respectively against the Ship and the Borrower to the rights of the Finance Parties in agreed form.
"Margin" means 4.65 per cent. per annum.
"Market Value Adjusted Other Assets" means, as at the date of calculation, the Fleet Market Value plus the book value (less depreciation and amortization computed in accordance with the Latest Financial Statements on a consolidated basis of all non-current assets of the Group (which, without limitation, shall exclude all Fleet Vessels)), as stated in the Latest Financial Statements.
"Market Value Adjusted Total Assets" means, as at the date of calculation, the aggregate of the Market Value Adjusted Other Assets and the Total Current Assets.
"Market Value" means, in relation to the Ship or any other vessel, at any date, the market value of the Ship shown by the arithmetic average of 2 valuations (each at the cost of the Borrower) each prepared:
(a)	as at a date not more than 14 days previously;
(b)	by an Approved Broker (one of which is appointed by the Facility Agent);

(c)	with or without physical inspection of the Ship or vessel (as the Facility Agent may require); and
(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any charter,
(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale,
Provided that if the higher of the two values is more than 120 per cent. of the other value, the Facility Agent shall (at the cost of the Borrower) obtain a third valuation from an Approved Broker in which case the Market Value shall be the arithmetic average of all 3 such valuations.
"Material Adverse Effect" means in the reasonable opinion of the Majority Lenders a material adverse effect on:
(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor or the Obligors as a whole; or
(b)	the ability of any Obligor to perform its obligations under any Finance Document; or
(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Minimum Liquidity Amount" has the meaning given to it in Clause 20.1 (Minimum Liquidity).
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"Mortgage" means a first priority, or as the case may be, preferred ship mortgage on the Ship and, if required by the laws of the relevant Approved Flag, the deed of covenant collateral to the mortgage in agreed form.
"Net Debt" means, as at the date of calculation, the Total Debt less any drawn amounts of the Notes less any cash, restricted cash and cash equivalents, in each case as stated in the Latest Financial Statements.
"Net Interest Expense" means, as at the date of calculation, all interest paid by the Group minus all interest income received by the Group in respect of the relevant calculation Rolling Period, as stated in the Latest Financial Statements.

"Notes" means, as at the date of calculation, the aggregate outstanding amount of certain notes (including, without limitation, the notes/loans forming part of the Junior Agreements) issued or to be issued by the Corporate Guarantor to its shareholders and held or to be held by those shareholders in exchange for loan made by those shareholders to the Corporate Guarantor which have been or are to be, on-lent to the Borrower and other members of the Group to assist them with their working capital requirements.
"Obligor" means the Borrower or the Corporate Guarantor.
"Operating Account" means, in relation to the Borrower:
(a)	an account in the name of the Borrower with the Account Bank designated "Partner Shipping Co. Limited - Operating Account";
(b)
any other account in the name of the Borrower with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.
"Original Financial Statements" means in relation to the Corporate Guarantor, its audited consolidated financial statements for the financial year ended 31 December 2016.
"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).
"Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.
"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Party" means a party to this Agreement.
"Perfection Requirements" means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document.
"Permitted Charter" means:
(a)	the Approved Charters;
(b)	any Charter:
(i)	which is a time, voyage or consecutive voyage charter;
(ii)	the duration of which does not exceed 13 months plus a redelivery allowance of not more than 30 days;
(iii)	which is entered into on bona fide arm's length terms at the time at which the Ship is fixed; and
(iv)	in relation to which not more than two months' hire is payable in advance,

and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.
"Permitted Financial Indebtedness" means:
(a)	any Financial Indebtedness incurred under the Finance Documents;
(b)	until the Utilisation Date of Tranche A, the Existing Indebtedness; and
(c)	any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to the Intercreditor Agreement.
"Permitted Security" means:
(a)	until the Utilisation Date of Tranche A, any Existing Security in respect of the Existing Indebtedness;
(b)	Security created by the Finance Documents;
(c)	Security created by the Junior Finance Documents and subordinated pursuant to the Intercreditor Agreement;
(d)	any netting or set-off arrangement entered into by any Transaction Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(e)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice;
(f)	liens for salvage;
(g)	liens for master's disbursements incurred in the ordinary course of trading;
(h)
any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Ship and not as a result of any default or omission by the Borrower, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 23.15 (Restrictions on chartering, appointment of managers etc.);

(i)
Security arising by operation of law in respect of Taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

(j)
any Security created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where a Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(k)
any Security arising under Article 24 or 26 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers' Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions.

"Potential Event of Default" means any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Protected Party" has the meaning given to it in Clause 12.1 (Definitions).
"Quarterly Increases" means the transfers made into the DD Reserve Account pursuant to Clause 25.4 (Transfers to the DD Reserve Account).
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.
"Reference Bank Quotation" means any quotation supplied to the Facility Agent by a Reference Bank.
"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:
(a)
(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or,

(b)
if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator.

"Reference Banks" means the principal London offices of HSBC Bank Plc, London Branch, Deutsche Bank AG, London Branch, UBS AG, Zurich Branch, Citigroup Global Markets Ltd, London Branch, Credit Suisse International, London Branch, Barclays Bank Plc, London Branch, and JP Morgan Chase Bank NA, London Branch or such other entities as may be appointed by the Facility Agent in consultation with the Borrower.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Interbank Market" means the London interbank market.
"Relevant Jurisdiction" means, in relation to a Transaction Obligor:
(a)	its jurisdiction of incorporation;
(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;
(c)	any jurisdiction where it conducts its business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.
"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).
"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan ).
"Repeating Representation" means each of the representations set out in Clause 18 (Representations) except Clause 18.10 (Insolvency), Clause 18.11 (No filing or stamp taxes) and Clause 18.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.
"Replacement Benchmark" means a benchmark rate which is:
(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:
(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or
(ii)	any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above;
(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or
(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Requisition" means in relation to the Ship:
(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of the Ship (including any hijacking or theft) by any person whatsoever.
"Requisition Compensation" includes all compensation or other moneys payable to the Borrower by reason of any Requisition or any arrest or detention of the Ship in the exercise or purported exercise of any lien or claim.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"Restricted Person" means a person that:
(a)	is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person) or otherwise a target of Sanctions;
(b)
is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of or, such country or territory which is, or whose government is, subject to Sanctions broadly prohibiting dealings with such government, country or territory;

(c)	is directly or indirectly owned or controlled by a person referred to in paragraphs (a) or (b) above; or
(d)	owns or controls a person referred to in paragraphs (a) or (b) above.
"Rolling Period" means, as of the last day of an Accounting Period, the immediately prior twelve-month period ending on such day.
"Safety Management Certificate" has the meaning given to it in the ISM Code.
"Safety Management System" has the meaning given to it in the ISM Code.
"Sanctions" means any economic sanctions laws, sanctions regulations, embargoes or restrictive measures administered enacted or enforced by:
(a)	the United States of America government;
(b)	the United Nations Security Council;
(c)	the United Kingdom;
(d)	the European Union or any of its member states;
(e)	any country to which any Transaction Obligor or any Affiliate of any of them is bound; or
(f)
the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State and Her Majesty's Treasury (HMT) (together, the "Sanctions Authorities").

"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list issued by OFAC, the "Consolidated List of Financial Sanctions Targets and Investment Ban List" issued by HMT, or any similar list issued or maintained or made public by any of the Sanctions Authorities.
"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

"Screen Rate Replacement Event" means, in relation to a Screen Rate:
(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders, and the Borrower materially changed;
(b)
(i)
(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)
information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;
(ii)
the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or
(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or
(c)	in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.
"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.
"Secured Party" means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.
"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.
"Security Assets" means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.
"Security Document" means:
(a)	the Share Security;
(b)	the Mortgage;

(c)	the General Assignment;
(d)	any Charter Assignment;
(e)	any Account Security;
(f)	any Manager's Undertaking;
(g)	any other document (whether or not it creates Security) which is executed by the Borrower and/or the Corporate Guarantor as security for the Secured Liabilities; or
(h)	any other document agreed to be designated as such by the Facility Agent and the Borrower.
"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.
"Security Property" means:
(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;
(b)
all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;
(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:
(i)	rights intended for the sole benefit of the Security Agent; and
(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.
"Selection Notice" means a notice substantially in the form set out in Part E of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).
"Servicing Party" means the Facility Agent or the Security Agent.
"Shares Security" means, in relation to the Borrower, a document creating Security over the share capital of the Borrower in agreed form.
"Shareholder" means Jelco Delta Holding Corp., a corporation incorporated in the Marshall Islands having its registered office at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands.

"Shareholder WC Facility" means the loan agreement dated 10 April 2018 (as amended and restated by a deed of amendment and restatement dated 13 June 2018, as amended and supplemented on 11 August 2018 and on 31 January 2019 and as amended from time to time) and made between the Corporate Guarantor as borrower and the Shareholder as lender.
"Ship" means the Capesize dry bulk carrier type vessel of a maximum of 179,213 DWT named "PARTNERSHIP", having IMO Number 9597848 built by Hyundai Samho HI in 2012 and registered in the name of the Borrower under an Approved Flag (which at the date of this Agreement is the Marshall Islands flag).
"Ship A" means the Capesize dry bulk carrier type vessel of a maximum of 170,018 DWT named "SQUIRESHIP", having IMO Number 9391646 built by Sungong Shipbuilding & Marine Engineering in 2010 and registered in the name of Squire Ocean Navigation Co. under the Marshall Islands flag.
"Ship B" means the Capesize dry bulk carrier type vessel of a maximum of 170,024 DWT named "PREMIERSHIP", having IMO Number 9398747 built by Sungong Shipbuilding & Marine Engineering in 2010 and registered in the name of Premier Marine Co. under the Isle of Man flag.
"Specified Time" means a day or time determined in accordance with Schedule 7 (Timetables).
"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).
"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).
"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).
"Technical Management Agreement" means the agreement entered into between the Borrower and the Approved Technical Manager regarding the technical management of the Ship.
"Termination Date" means, in respect of each Tranche, 26 November 2022.
"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).
"Total Commitments" means the aggregate of the Commitments, being $20,890,000 at the date of this Agreement.
"Total Current Assets" means, the aggregate of the cash and marketable securities, trade and other receivables from persons (other than persons being members of the Group) realisable within 1 year such amount to be determined on a consolidated basis less any discounts, allowances and activated goodwill, in each case as shown in the Latest Financial Statements.
"Total Debt" means, as at the date of calculation, the current portion of long-term debt, net of deferred finance costs and the long-term debt, net of current portion and deferred finance costs of the Group as shown in the Latest Financial Statements.
"Total Loss" means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship, Ship A or Ship B; or
(b)
any Requisition of the Ship, Ship A or Ship B unless the Ship, Ship A or Ship B (as the case may be)  is returned to the full control of the Borrower or the owner thereof ( as applicable) within 30 days of such Requisition.

"Total Loss Date" means, in relation to the Total Loss of the Ship, Ship A or Ship B:
(a)	in the case of an actual loss of the Ship, Ship A or Ship B the date on which it occurred or, if that is unknown, the date when the Ship, Ship A or Ship B (as the case may be) was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, Ship A or Ship B the earlier of:
(i)	the date on which a notice of abandonment is given to the insurers; and
(ii)
the date of any compromise, arrangement or agreement made by or on behalf of the Borrower or the owner thereof (as applicable) with the Ship's, Ship A's or Ship B's insurers (as the case may be) in which the insurers agree to treat the Ship, Ship A or Ship B (as the case may be) as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.
"Tranche" means each of Tranche A, Tranche B and Tranche C.
"Tranche A" means that part of the Loan made or to be made available to the Borrower to refinance the Existing Indebtedness secured on the Ship under the Existing Facility Agreement in a principal amount determined in accordance with Clause 5.3 (Currency and amount).
"Tranche B" means that part of the Loan made or to be made available to the Borrower for general working capital purposes of the Group (and in particular for the financing of the acquisition and installation of the equipment for open loop scrubber systems on Ship A) in a principal amount determined in accordance with Clause 5.3 (Currency and amount).
"Tranche C" means that part of the Loan made or to be made available to the Borrower for general working capital purposes of the Group (and in particular for the financing of the acquisition and installation of the equipment for open loop scrubber systems on Ship B) in a principal amount determined in accordance with Clause 5.3 (Currency and amount).
"Transaction Document" means:
(a)	a Finance Document;
(b)	any Charter exceeding 13 Months without taking into account optional extensions (including, without limitation, the Approved Charters); or
(c)	any other document designated as such by the Facility Agent and the Borrower.
"Transaction Obligor" means an Obligor or any Approved Manager (except for an Approved Manager which is not a member of the Group).
"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

"Transfer Certificate" means a certificate in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.
"Transfer Date" means, in relation to an assignment or a transfer, the later of:
(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.
"UK Establishment" means a UK establishment as defined in the Overseas Regulations.
"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.
"US" means the United States of America.
"US Tax Obligor" means:
(a)	a person which is resident for tax purposes in the US; or
(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
"Utilisation" means a utilisation of the Facility.
"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Advance is to be made.
"Utilisation Request" means a notice substantially in the form set out in Part D of Schedule 3 (Requests).
"VAT" means:
(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Write-down and Conversion Powers" means:
(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:
(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)	any similar or analogous powers under that Bail-In Legislation.
1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)
the "Account Bank", the "Arranger", the "Facility Agent", any "Finance Party", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;
(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;
(iv)	"document" includes a deed and also a letter;
(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;
(vi)
a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(viii)
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;
(x)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;
(xiii)	a time of day is a reference to London time;
(xiv)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;
(xv)	words denoting the singular number shall include the plural and vice versa; and
(xvi)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.
(b)
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.
(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.
1.3	Construction of insurance terms
In this Agreement:
"approved" means, for the purposes of Clause 22 (Insurance Undertakings), approved in writing by the Facility Agent.
"excess risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims.
"obligatory insurances" means all insurances effected, or which the Borrower is obliged to effect, under Clause 22 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.
"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.
"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.
"war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).
1.4	Agreed forms of Finance Documents
References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or
(b)
in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 42.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights
(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)
Subject to Clause 42.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Affiliate, Receiver, Delegate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 29.11 (Exclusion of liability), Clause 29.21 (Role of Reference Banks), Clause 29.22 (Third Party Reference Banks) or paragraph (b) of Clause 30.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY
2	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a dollar term loan facility in three Tranches in an aggregate amount not exceeding the Total Commitments.
2.2	Finance Parties' rights and obligations
(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
2.3	Borrower's Agent
(a)	The Borrower by its execution of this Agreement irrevocably appoints the Corporate Guarantor to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)
the Corporate Guarantor on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including each Utilisation Request), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by the Borrower notwithstanding that they may affect the Borrower, without further reference to or the consent of the Borrower; and

(ii)	each Finance Party to give any notice, demand or other communication to the Borrower pursuant to the Finance Documents to the Corporate Guarantor,
and in each case the Borrower shall be bound as though the Borrower itself had given the notices and instructions (including, without limitation, each Utilisation Request) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Corporate Guarantor or given to the Corporate Guarantor under any Finance Document on behalf of the Borrower or in connection with any Finance Document (whether or not known to the Borrower) shall be binding for all purposes on the Borrower as if the Borrower had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of the Corporate Guarantor and the Borrower, those of the Corporate Guarantor shall prevail.
3	PURPOSE

3.1	Purpose
The Borrower shall apply all amounts borrowed by it under the Facility only for the following purposes, in respect of:
(a)	Tranche A, for refinancing the Existing Indebtedness secured on the Ship;
(b)
Tranche B, for general working capital purposes of the Group (and more specifically for the financing of the acquisition and installation of the equipment for open loop scrubber systems on Ship A); and

(c)	Tranche C, for general working capital purposes of the Group (and more specifically for the financing of the acquisition and installation of the equipment for open loop scrubber systems on Ship B).
3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent
The Borrower may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.
4.2	Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if:
(a)	on the date of each Utilisation Request and on each proposed Utilisation Date and before the Advance is made available:
(i)	no Default is continuing or would result from the utilisation of the proposed Advance;
(ii)	the representations made by each Transaction Obligor in Clause 18 (Representations) are true;
(iii)	the Ship and, in the case of each of Tranche B and Tranche C, also Ship A or Ship B (as applicable) has neither been sold nor become a Total Loss; and
(b)
in the case of the Advance under Tranche A, the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent; and

(c)	in the case of each Advance under each of Tranche B and Tranche C, the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the

Advance is made available, all of the documents and other evidence listed in Part C of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.
4.3	Notification of satisfaction of conditions precedent
(a)
The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent
If the Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrower shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrower.

SECTION 3

UTILISATION
5	UTILISATION

5.1	Delivery of a Utilisation Request
(a)	The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.
(b)	The Borrower may not deliver more than:
(i)	one Utilisation Request in respect of Tranche A;
(ii)	four Utilisation Requests in respect of each of Tranche B and Tranche C; and
(c)	The Borrower shall deliver a Utilisation request under Tranche A prior to or simultaneously with, delivering a Utilisation Request under Tranche B or Tranche C.
5.2	Completion of a Utilisation Request
Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(a)	the proposed Utilisation Date is a Business Day within the applicable Availability Period;
(b)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);
(c)	all applicable deductible items have been completed; and
(d)	the proposed Interest Period complies with Clause 9 (Interest Periods).
5.3	Currency and amount
(a)	The currency specified in each Utilisation Request must be dollars.
(b)	The amount of:
(i)	Tranche A must be in an amount up to the lesser of (i) $16,390,000 and (ii) the amount of the Existing Indebtedness; and
(ii)	each of Tranche B and Tranche C must be in an amount of up to $2,250,000 in aggregate.
(c)	The amount of each Advance under each of Tranche B and Tranche C must be in an amount of not less than $500,000.
(d)	The amount of the proposed Advance must be an amount which is not more than the Available Facility.
5.4	Lenders' participation
(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the relevant Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.
(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.
5.5	Cancellation of Commitments
The Commitments in respect of any Tranche which are unutilised at the end of the Availability Period for such Tranche shall then be cancelled.
5.6	Retentions and payment to third parties
The Borrower irrevocably authorises the Facility Agent:
(a)
to deduct from the proceeds of any Advance any fees then payable to the Finance Parties in accordance with Clause 11 (Fees), any solicitors fees and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate; and

(b)
on each Utilisation Date, to pay to, or for the account of, the Borrower the balance (after any deduction made in accordance with paragraph (a) above) of the amounts which the Facility Agent receives from the Lenders in respect of the relevant Advance.  That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the relevant Advance:

(i)	in the case of Tranche A, to the account of the Facility Agent which the Borrower specifies in the relevant Utilisation Request; and
(ii)	in the case of each of Tranche B and Tranche C, to the account of the Corporate Guarantor which the Borrower specifies in the relevant Utilisation Request.
5.7	Disbursement of Advance to third party
Payment by the Facility Agent under Clause 5.6 (Retentions and payment to third parties) to a person other than the Borrower shall constitute the making of the relevant Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's participation in that Advance.
5.8	Prepositioning of funds
If, in respect of the Utilisation of any Advance, the Lenders, at the request of the Borrower and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with any bank, the Borrower and the Corporate Guarantor:
(a)
agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Advance after the Utilisation Date in respect of it or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent; and

(b)	shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION
6	REPAYMENT

6.1	Repayment of Loan
The Borrower shall repay the Loan as follows:
(a)
Tranche A, by 16 equal consecutive quarterly instalments, each in an amount of $200,000, and, together with the sixteenth final instalment, a balloon instalment in an amount of $13,190,000 (the "Balloon Instalment A"), the first of which shall be repaid on 26 February 2019, all subsequent instalments shall be repaid quarterly thereafter and the final instalment, together with the Balloon Instalment A, on the Termination Date; and

(b)
each of Tranche B and Tranche C, by 12 equal consecutive quarterly instalments, each in an amount of $187,500, the first of which shall be repaid on 27 November 2019 and all subsequent instalments shall be repaid quarterly thereafter, and each such quarterly instalment shall be a "Repayment Instalment".
6.2	Effect of cancellation and prepayment on scheduled repayments
(a)
If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.5 (Right of repayment and cancellation in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then the Repayment Instalments falling after that cancellation will be reduced pro rata by the amount of the Available Commitments so cancelled.

(b)
If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.2 (Voluntary and automatic cancellation) or if the whole or part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments):

(i)
if such Commitment relates to Tranche A, the Repayment Instalments for Tranche A for each Repayment Date falling after that cancellation will be reduced pro rata by the amount of the Commitments so cancelled but rounded up to the nearest thousand and the Balloon Instalment A will then be reduced by the amount of such rounding up; and

(ii)	If such Commitment relates to any of Tranche B or Tranche C, each Repayment Instalment will be reduced in inverse chronological order by the amount of the Commitments so cancelled.
(c)
If any part of the Loan is repaid or prepaid in accordance with Clause 7.5 (Right of repayment and cancellation in relation to a single Lender) or Clause 7.1 (Illegality) then the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will be reduced pro rata by the amount of the Loan repaid or prepaid.

(d)
If any part of the Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loan) or Clause 7.4 (Mandatory prepayment on sale or Total Loss) then the amount of the Repayment Instalments for the relevant Tranche for each Repayment Date falling after that repayment or prepayment will be reduced in inverse chronological order by the amount of the Loan repaid or prepaid.

6.3	Additional Repayments
(a)	On each Repayment Date in respect of Tranche A, any Excess Cash standing to the credit of the Operating Account shall be applied towards reducing Balloon Instalment A.
(b)	The application of any Excess Cash in accordance with this Clause 6.3 (Additional Repayments) may only be made if:
(i)	the amount of an Additional Repayment is at least $10,000 or an integral multiple of that amount; and
(ii)	the aggregate amount of the Additional Repayments previously made and any new Additional Repayment pursuant to this Clause 6.3 (Additional Repayments) does not exceed, $3,190,000.
6.4	Termination Date
On the Termination Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.
6.5	Reborrowing
The Borrower may not reborrow any part of the Facility which is repaid.
7	PREPAYMENT AND CANCELLATION

7.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;
(b)	upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and
(c)
the Borrower shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participation prepaid.

7.2	Voluntary and automatic cancellation
(a)
The Borrower may, if they give the Facility Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $100,000 or integral multiples thereof) of the Available Facility.  Any cancellation under this Clause 7.2 (Voluntary and automatic cancellation) shall reduce the Commitments of the Lenders rateably and the amount of the relevant Tranche(s).

(b)	The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Tranches are made available.

7.3	Voluntary prepayment of Loan
(a)
Subject to paragraph (b) below, the Borrower may, if they give the Facility Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $100,000 or an integral multiple of that amount).

(b)	The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).
(c)	Any partial prepayment under this Clause 7.3 (Voluntary prepayment of Loan) shall be applied towards prepayment of the Tranche specified in the relevant prepayment notice, as follows:
(i)
in the case of Tranche A, first towards prepayment of the Balloon Instalment subject to Clause 6.3 (Additional Repayments) and then pro rata to each outstanding Repayment Instalment falling after that partial prepayment by the amount prepaid; and

(ii)	in the case of each of Tranche B and Tranche C, pro rata to outstanding Repayment Instalments of that Tranche.

7.4	Mandatory prepayment on sale or Total Loss
(a)	If the Ship is sold or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Loan.
(b)
If either of Ship A and Ship B is sold or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Tranche which has been used to acquire and install the equipment for open loop scrubber systems on the relevant ship which has been sold or has become a Total Loss (being either Ship A or Ship B, as the case may be).

(c)	In this Clause 7.4 (Mandatory prepayment on sale or Total Loss) if the event referred to in paragraphs (a) and (b) of this Clause occurs:
"Relevant Date" means:
(A)
in the case of a sale of the Ship or Ship A or Ship B, on the date on which the sale is completed by delivery of the Ship or Ship A or Ship B (as applicable) to the buyer of the Ship or Ship A or Ship B (as applicable);

(B)	in the case of a Total Loss of the Ship, on the earlier of:
(1)	the date falling 180 days after the Total Loss Date; and
(2)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss; and
(C)	in the case of a Total Loss of Ship A or Ship B, on the date falling 180 days after the Total Loss Date.
7.5	Right of repayment and cancellation in relation to a single Lender
(a)	If:
(i)
any sum payable to any Lender by a Transaction Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or
(iii)	the Facility Agent receives notification from a Relevant Lender under Clause 10.3 (Market disruption), the Borrower may:
(A)	whilst in the case of sub-paragraphs (i) and (ii) above the circumstance giving rise to the requirement for that increase or indemnification continues; or
(B)	whilst in the case of sub-paragraph (iii) above the situation in relation to the Relevant Lender continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.
(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.
(c)
On the last day of each Interest Period which ends after the Borrower have given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan.

7.6	Restrictions
(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)
Any prepayment or cancellation (whether voluntary or automatic) under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to the fee provided for in Clause 11.4 (Prepayment fee) and any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.
(d)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
(f)
If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lenders, as appropriate.

(g)
If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.7	Application of prepayments
Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.5 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender's participation in that part of the Loan.

SECTION 5

COSTS OF UTILISATION
8	INTEREST

8.1	Calculation of interest
The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:
(a)	the Margin; and
(b)	LIBOR.
8.2	Payment of interest
(a)	The Borrower shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an "Interest Payment Date").
(b)
If an Interest Period is longer than 3 Months, the Borrower shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at 3 Monthly intervals after the first day of the Interest Period.

8.3	Default interest
(a)
If a Transaction Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:
(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and
(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.
(c)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest
(a)	The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.
(b)	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum.

9	INTEREST PERIODS

9.1	Selection of Interest Periods
(a)
The Borrower may select the first Interest Period for a Tranche in the Utilisation Request for that Tranche.  Subject to paragraphs (f) and (i) below and Clause 9.2 (Changes to Interest Periods), the Borrower may select each subsequent Interest Period in respect of a Tranche in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.
(c)
If the Borrower fails to select an Interest Period in the relevant Utilisation Request or fails to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to paragraphs (f) and (i) below and Clause 9.2 (Changes to Interest Periods), be three Months.

(d)
Subject to this Clause 9 (Interest Periods), the Borrower may request an Interest Period of three Months but the length of the Interest period shall be at the sole discretion of the Facility Agent (acting on the instructions of all the Lenders).

(e)	An Interest Period in respect of a Tranche or any part of a Tranche shall not extend beyond the Termination Date.
(f)
In respect of a Repayment Instalment, the Borrower may request in the relevant Selection Notice that an Interest Period for a part of the relevant Tranche equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (d) above, select a longer Interest Period for the remaining part of that Tranche.

(g)
The first Interest Period for each Tranche shall start on the Utilisation Date relating to such Tranche and, subject to paragraph (i) below, each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(h)
The first Interest Period for the second and any subsequent Advance under a Tranche shall start on the Utilisation Date of such Advance and end on the last day of the Interest Period applicable to that Tranche on the date on which such Advance is made.

(i)	Except for the purposes of paragraph (f) above and Clause 9.2 (Changes to Interest Periods), each Tranche shall have one Interest Period only at any time.
9.2	Changes to Interest Periods
(a)
In respect of a Repayment Instalment, prior to determining the interest rate for the Loan, the Facility Agent may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of the Loan shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (d) of Clause 9.1 (Selection of Interest Periods).

(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrower and the Lenders.
9.3	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate
(a)
Interpolated Screen Rate:  If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:
(i)	dollars; or
(ii)	the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.
(c)
Cost of funds:  If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2	Calculation of Reference Bank Rate
(a)
Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
10.3	Market disruption
If before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 20 per cent. of the Loan or the relevant part of the Loan as appropriate) (the "Relevant Lender") that the cost to it of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.4 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.
10.4	Cost of funds
(a)
If this Clause 10.4 (Cost of funds) applies, the rate of interest on the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and
(ii)
the weighted average of the rates notified to the Facility Agent by each Lender as soon as practicable and in any event within 5 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 5 Business Days before the date on which interest is due to be paid in respect of that Interest Period) to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)
If this Clause 10.4 (Cost of funds) applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)
Subject to Clause 42.4 (Replacement of Screen Rate), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Facility Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.
(e)	If this Clause 10.4 (Cost of funds) applies pursuant to Clause 10.3 (Market disruption) and:
(i)	a Lender's Funding Rate is less than LIBOR; or
(ii)	a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.
(f)
If this Clause 10.4 (Cost of funds) applies but any Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

10.5	Break Costs
(a)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
11	FEES

11.1	Commitment fee
(a)
The Borrower shall pay to the Facility Agent (for the account of each Lender) a non-refundable commitment fee, computed at the rate of 2.00 per cent. per annum on the undrawn or uncancelled amount of that Lender's Available Commitment in respect of each of Tranche B and Tranche C from time to time for the Availability Period.

(b)
The accrued commitment fee is payable quarterly in arrears for distribution among the Lenders pro rata to their Commitments, during the period from (and including) the date of this Agreement to the earlier of (i) the Utilisation Date of the relevant Tranche (being Tranche B or Tranche C (as the case may be)) and (ii) the last day of the Availability Period for that Tranche which is the last to expire (and on the last day of such period) and, if cancelled, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11.2	Arrangement fee
The Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.
11.3	Prepayment fee
(a)	Subject to paragraph (c) below, the Borrower must pay to the Facility Agent for each Lender a prepayment fee on the date of prepayment of all or any part of Tranche A.
(b)	The amount of the prepayment fee is:
(i)	if the prepayment occurs on or before 30 September 2019, 1.50 per cent. of the amount prepaid;
(ii)	if the prepayment occurs after 30 September 2019, but on or before 30 September 2020, 1 per cent. of the amount prepaid; and
(iii)	if the prepayment occurs after 30 September 2020, but on or before 30 September 2021, 0.50 per cent. of the amount prepaid.
(c)
No prepayment fee shall be payable under this Clause if the prepayment is made under Clause 6.3 (Additional Repayments), Clause 7.4 (Mandatory prepayment on sale or Total Loss) as a result of a Total Loss of the Ship or Clause 24 (Security Cover) or in the case of a full or partial refinancing of the Loan by Original Lenders or any of their Affiliates, associates and partners.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS
12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions
(a)	In this Agreement:
"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).
(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity
(a)	The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party:
(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or
(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or
(B)	relates to a FATCA Deduction required to be made by a Party.
(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.
12.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:
(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and
(b)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.
12.5	Stamp taxes
The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.
12.6	VAT
(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and
(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)
If the Borrower is a US Tax Obligor, or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;
(ii)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; or
(iii)	where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent, supply to the Facility Agent:
(i)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(ii)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.
(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent).  The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.
(h)
The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification.  The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

12.8	FATCA Deduction
(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13	INCREASED COSTS

13.1	Increased costs
(a)
Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or
(ii)	compliance with any law or regulation made,
in each case after the date of this Agreement; or
(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.
(b)	In this Agreement:
(i)	"Basel III" means:
(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
(ii)	"CRD IV" means:
(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)	any other law or regulation which implements Basel III.
(iii)	"Increased Costs" means:
(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;
(B)	an additional or increased cost; or
(C)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.
13.2	Increased cost claims
(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.
13.3	Exceptions
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:
(a)	attributable to a Tax Deduction required by law to be made by an Obligor;
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity)  but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); or
(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14	OTHER INDEMNITIES

14.1	Currency indemnity
(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
14.2	Other indemnities
(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:
(i)	the occurrence of any Event of Default;
(ii)
a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in an Advance requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.
(b)
Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or
(ii)	in connection with any Environmental Claim.
(d)
Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost
The Borrower shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:
(a)
in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions in respect of loans made from that Facility Office; and

(b)
in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.
14.4	Indemnity to the Facility Agent
Each Obligor shall, on demand, indemnify the Facility Agent against:
(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:
(i)	investigating any event which it reasonably believes is a Default; or
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and
(b)
any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.5	Indemnity to the Security Agent
(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:
(A)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);
(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;
(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;
(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and
(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.
(ii)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	MITIGATION BY THE FINANCE PARTIES

15.1	Mitigation
(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable but commercially prudent endeavours to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.
15.2	Limitation of liability
(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).
(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or
(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
16	COSTS AND EXPENSES

16.1	Transaction expenses
The Obligors shall, on demand, pay the Facility Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution and perfection of:
(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and
(b)	any other Finance Documents executed after the date of this Agreement.
16.2	Amendment costs
If:
(a)	a Transaction Obligor requests an amendment, waiver or consent; or
(b)	an amendment is required pursuant to Clause 33.9 (Change of currency); or
(c)	a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security, the Obligors shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.
16.3	Enforcement and preservation costs
The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

GUARANTEE
17	GUARANTEE AND INDEMNITY - CORPORATE GUARANTOR

17.1	Guarantee and indemnity
The Corporate Guarantor irrevocably and unconditionally:
(a)	guarantees to each Finance Party punctual performance by each Transaction Obligor other than the Corporate Guarantor of all such other Transaction Obligor's obligations under the Finance Documents;
(b)
undertakes with each Finance Party that whenever a Transaction Obligor other than the Corporate Guarantor does not pay any amount when due under or in connection with any Finance Document, the Corporate Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Transaction Obligor other than the Corporate Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by the Corporate Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity - Corporate Guarantor) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Transaction Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
17.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Corporate Guarantor under this Clause 17 (Guarantee and Indemnity - Corporate Guarantor) will continue or be reinstated as if the discharge, release or arrangement had not occurred.
17.4	Waiver of defences
The obligations of the Corporate Guarantor under this Clause 17 (Guarantee and Indemnity - Corporate Guarantor) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity - Corporate Guarantor) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;
(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any Transaction Obligor;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;
(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency or similar proceedings.
17.5	Immediate recourse
The Corporate Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity - ).  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
17.6	Appropriations
Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:
(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Corporate Guarantor shall not be entitled to the benefit of the same; and

(b)
hold in an interest-bearing suspense account any moneys received from the Corporate Guarantor or on account of the Corporate Guarantor's liability under this Clause 17 (Guarantee and Indemnity - Corporate Guarantor).

17.7	Deferral of Corporate Guarantor's rights
All rights which the Corporate Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Corporate Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause17 (Guarantee and Indemnity - Corporate Guarantor):
(a)	to be indemnified by a Transaction Obligor;
(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor's obligations under the Finance Documents;
(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)
to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which the Corporate Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or
(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.
If the Corporate Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 33 (Payment Mechanics).
17.8	Additional security
This guarantee and any other Security given by the Corporate Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.
17.9	Applicability of provisions of Guarantee to other Security
Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Corporate Guarantor's rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Corporate Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
18	REPRESENTATIONS

18.1	General
Each Obligor makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement.
18.2	Status
(a)	The Borrower is a corporation, duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation.
(b)	The Corporate Guarantor is a corporation duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation.
(c)	It and each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.
18.3	Share capital and ownership
(a)	The Borrower has an authorised share capital of 1500 ordinary shares of 1 Euro each numbered 1 to 1500, 100% of which have been issued and are fully paid.

(b)	The Corporate Guarantor owns one hundred per cent (100%) of the shares in the Borrower.
(c)	The legal title to and beneficial interest in the share capital in the Borrower is held free of any Security or any other claim by the Corporate Guarantor.
(d)	None of the shares in the Borrower is subject to any option to purchase, pre-emption rights or similar rights.
18.4	Binding obligations
The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.
18.5	Validity, effectiveness and ranking of Security
(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security over any assets that are the subject of any Transaction Security granted by it.
(c)
Subject to the Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

18.6	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:
(a)	any law or regulation applicable to it;
(b)	its constitutional documents; or
(c)	any agreement or instrument binding upon it or constitute a default or termination event (however described) under any such agreement or instrument.
18.7	Power and authority
(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:
(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and
(ii)	in the case of the Borrower, its registration of the Ship under the Approved Flag.
(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.
18.8	Validity and admissibility in evidence
All Authorisations required or desirable:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and
(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.
18.9	Governing law and enforcement
(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.
(b)
Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

18.10	Insolvency
No:
(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.8 (Insolvency proceedings); or
(b)	creditors' process described in Clause 26.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to any Transaction Obligor; and none of the circumstances described in Clause 26.7 (Insolvency) applies to any Transaction Obligor.
18.11	No filing or stamp taxes
Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to the Mortgage which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.
18.12	Deduction of Tax
It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.
18.13	No default or mandatory prepayment event
(a)
No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No event has occurred which would give rise to a mandatory prepayment under Clause 7.4 (Mandatory prepayment on sale or Total Loss).
(c)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject.

18.14	No misleading information
(a)
Any factual information provided by any Transaction Obligor for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.
18.15	Financial Statements
(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.
(b)	The Original Financial Statements give a true and fair view of its financial condition as at the end of the relevant financial year and results of operations during the relevant financial year.

(c)	There has been no material adverse change in its assets, business or financial condition since 31 December 2016.
(d)	Its most recent financial statements delivered pursuant to Clause 19.2 (Financial statements):
(i)	have been prepared in accordance with Clause 19.4 (Requirements as to financial statements); and
(ii)	give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year.
(e)
Since the date of the most recent financial statements delivered pursuant to Clause 19.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition.

18.16	Pari passu ranking
Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
18.17	No proceedings pending or threatened
(a)
No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any other Transaction Obligor.

(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any other Transaction Obligor.

18.18	Valuations
(a)
All information supplied by it or on its behalf to an Approved Broker for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Broker which, if disclosed, would adversely affect any valuation prepared by such Approved Broker.
(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

18.19	No breach of laws
It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.20	No Charter
The Ship is not subject to any Charter other than a Permitted Charter.
18.21	Compliance with Environmental Laws
All Environmental Laws relating to the ownership, operation and management of the Ship and the business of each Transaction Obligor (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.
18.22	No Environmental Claim
No Environmental Claim has been made or threatened against any Transaction Obligor or the Ship.
18.23	No Environmental Incident
No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.
18.24	ISM and ISPS Code compliance
All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, each Approved Manager and the Ship have been complied with.
18.25	Taxes paid
(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.
(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes.
18.26	Financial Indebtedness
The Borrower does not have any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.
18.27	Overseas companies
No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.
18.28	Good title to assets
The Borrower has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.29	Ownership
(a)	The Borrower is the sole legal and beneficial owner of the Ship, its Earnings and its Insurances.
(b)
With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(c)
The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrower on creation or enforcement of the security conferred by the Security Documents.

18.30	Centre of main interests and establishments
For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Greece and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.
18.31	Place of business
No Obligor has a place of business in any country other than and its executive office functions are carried out, in the case of the Borrower and the Corporate Guarantor, at c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece.
18.32	No employee or pension arrangements
The Borrower does not have any employees or any liabilities under any pension scheme.
18.33	Sanctions
(a)	No member of the Group, nor any Transaction Obligor, nor any of their respective directors, officers, employees, agents or representatives:
(i)	has breached any applicable Sanctions;
(ii)	is a Restricted Person; or
(iii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to applicable Sanctions.
(b)	No proceeds of any Advance or the Loan:
(i)
shall be made available, directly or indirectly, to or for the benefit of a Restricted Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by applicable Sanctions; or

(ii)	will be used by any member of the Group:
(A)	to finance equipment or sectors under embargo decisions of the United Nations or the World Bank; or

(B)	in breach of the provisions of any applicable Sanctions.

(c)	No member of the Group nor any Fleet Vessel does any business relating to the Islamic Republic of Iran or any Iranian owned or incorporated entity.

18.34	US Tax Obligor
No Obligor is a US Tax Obligor.
18.35	Anti-bribery, anti-corruption and anti-money laundering
No Transaction Obligor nor any of its subsidiaries, directors or officers, or, to the best knowledge of such Transaction Obligor, any affiliate, agent or employee of it, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction and each Transaction Obligor has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.
18.36	Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.
19	INFORMATION UNDERTAKINGS

19.1	General
The undertakings in this Clause 19 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.
19.2	Financial statements
The Obligors shall supply to the Facility Agent in sufficient copies for all the Lenders:
(a)
as soon as they become available, but in any event within 120 days after the end of each of their respective financial years their respective audited financial statements for that financial year (consolidated in the case of the Corporate Guarantor);

(b)	as soon as the same become available, but in any event within 90 days after the end of each quarter in each of their respective financial years:
(i)	their respective financial statements for that financial quarter; and
(ii)
together with the financial statements referred to in paragraph (b) of this Clause 19.2 (Financial statements), a performance report in relation to the Ship in the form set out in Schedule 8 (Vessel Report).

19.3	Compliance Certificate
(a)
The Corporate Guarantor shall supply to the Facility Agent, semi-annually (for the first semester, within 90 days after the end of such semester and, for the second semester, within 120 days after the year-end), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clauses 20 (Financial Covenants) and 24 (Security Cover) as at the date as at which those financial statements were drawn up.

(b)
Each Compliance Certificate shall be signed by a director of the Borrower and, if required to be delivered with the financial statements delivered pursuant to paragraphs (a) and (b) of Clause 19.2 (Financial statements).

19.4	Requirements as to financial statements
(a)
Each set of financial statements delivered by the Borrower or the Corporate Guarantor pursuant to Clause 19.2 (Financial statements) shall be certified by an authorised signatory of the relevant company (which, in the case of the Corporate Guarantor shall be an officer) as fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	Each of the Borrower and the Corporate Guarantor shall procure that each set of financial statements delivered pursuant to Clause 19.2 (Financial statements) is prepared using GAAP.
19.5	Information: miscellaneous
Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):
(a)	all documents dispatched by it to its partners or members (or any class of them) or its creditors generally at the same time as they are dispatched;
(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any Transaction Obligor, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly, its constitutional documents where these have been amended or varied;
(d)	promptly, such further information and/or documents regarding:
(i)	the Ship, goods transported on the Ship, the Earnings and the Insurances;
(ii)	the Approved Charters;
(iii)	the Security Assets;
(iv)	compliance of the Obligors with the terms of the Finance Documents;
(v)	the financial condition, business and operations of any Transaction Obligor, as any Finance Party (through the Facility Agent) may reasonably request; and
(e)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

19.6	Notification of Default
(a)
Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

(c)
Without prejudice to paragraph (a) of this Clause 19.6 (Notification of Default), if either the Borrower or the Corporate Guarantor becomes aware that it is not in compliance with or (with the giving of any notice by any Finance Party to the Borrower or the lapse of any grace periods) would not be in compliance with the provisions of Clauses 20 (Financial Covenants), 24.1 (Minimum required security cover) or 24.2 (Provision of additional security; prepayment), the Borrower shall notify the Facility Agent of such occurrence (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.7	Use of websites
(a)
Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.
(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Obligors shall comply with any such request within 10 Business Days.

19.8	"Know your customer" checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)	any change in the status of a Transaction Obligor (including, without limitation, a change of ownership of a Transaction Obligor) after the date of this Agreement; or
(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20	FINANCIAL COVENANTS

20.1	Minimum Liquidity
(a)
The Borrower shall from the Utilisation Date for Tranche A and at all times thereafter during the Security Period maintain a credit balance of at least $500,000 (the "Minimum Liquidity Amount") in the Operating Account.

(b)	The Facility Agent shall have the right to block a payment or transfer of funds if the provisions of paragraph (a) above would be breached following such transfer.
20.2	Other financial covenants
The Corporate Guarantor shall procure that at all times:
(a)
it shall maintain Cash (which, without limitation, shall include the Minimum Liquidity Amount, and any contractually committed but undrawn parts of the Notes) in an amount not less than the product of (i) the number of Fleet Vessels and (ii) $500,000; and

(b)	the EBITDA to Net Interest Expense Ratio is at least equal to:

(i)	from the date of this Agreement until 29 June 2019 (inclusive), 1.2:1; and
(ii)	from 30 June 2019 and for the remainder of the Security Period, 2:1; and
(c)	the Leverage Ratio does not exceed:
(iii)	from the date of this Agreement until 30 March 2019 (inclusive), 85 per cent.;
(iv)	from 31 March 2019 until 29 June 2019 (inclusive), 80 per cent.; and
(v)	from 30 June 2019 and for the remainder of the Security Period, 75 per cent.
20.3	Testing
The financial covenants set out in this Clause 20 (Financial Covenants) shall be tested semi-annually by reference to each of the audited annual and the unaudited financial statements of the Corporate Guarantor (in the case of the unaudited financial statements, those relating to the first two quarters in each financial year of the Corporate Guarantor) delivered pursuant to Clause 19.2 (Financial statements) and each Compliance Certificate.
20.4	Financial covenants in other credit agreements
The financial covenants as set out in Clause 20.2 (Other financial covenants) are in substantially the same form (and for the avoidance of doubt where the same covenants apply, the figures or ratios shall be required to be in the same form) as given to financing parties in any other agreements relating to any other Financial Indebtedness of the Corporate Guarantor (or Financial Indebtedness of a Subsidiary of the Corporate Guarantor which is guaranteed by the Corporate Guarantor).  Should any financial covenants be given by the Corporate Guarantor that are more favourable to any person to whom Financial Indebtedness is owed to, or guaranteed, by the Corporate Guarantor, the Corporate Guarantor shall promptly provide details of such covenants to the Facility Agent and agrees that those more favourable financial covenants shall be deemed to apply to this Agreement as if set out in full in this Clause with effect from the date on which details of such covenants are provided and the Corporate Guarantor shall enter into such additional documentation as the Finance Parties may require to make the necessary amendments to the financial covenants set out in Clauses 20.1 (Minimum Liquidity) or 20.2 (Other financial covenants).
21	GENERAL UNDERTAKINGS

21.1	General
The undertakings in this Clause 21 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.
21.2	Authorisations
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	supply certified copies to the Facility Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the applicable Approved Flag at any time of the Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;
(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the applicable Approved Flag at any time of the Ship, of any Transaction Document to which it is a party; and

(iii)	own and operate the Ship (in the case of the Borrower).
21.3	Compliance with laws
Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.
21.4	Environmental compliance
Each Obligor shall, and shall procure that each other Transaction Obligor will:
(a)	comply with all Environmental Laws;
(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;
(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.
21.5	Environmental Claims
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly upon becoming aware of the same, inform the Facility Agent in writing of:
(a)	any Environmental Claim against any Transaction Obligor which is current, pending or threatened; and
(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Transaction Obligor, where the claim, if determined against that Transaction Obligor, has or is reasonably likely to have a Material Adverse Effect.
21.6	Taxation
(a)
Each Obligor shall, and shall procure that each other Transaction Obligor will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;
(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its Latest Financial Statements delivered to the Facility Agent under Clause 19.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)	No Obligor shall change its residence for Tax purposes.

21.7	Overseas companies
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.
21.8	No change to centre of main interests
No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 18.30 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.
21.9	Pari passu ranking
Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.
21.10	Title
(a)	The Borrower shall hold the legal title to, and own the entire beneficial interest in the Ship, its Earnings and its Insurances.
(b)
With effect on and from its creation or intended creation, the Borrower shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor.

21.11	Negative pledge
(a)
No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, create or permit to subsist any Security over any of its assets which are, in the case of the Transaction Obligors other than the Borrower, the subject of the Security created or intended to be created by the Finance Documents.

(b)	The Borrower shall not:
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

21.12	Disposals
(a)
The Borrower shall not, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation the Ship, its Earnings or its Insurances).

(b)	Paragraph (a) above does not apply to:
(i)	any Charter as all Charters are subject to Clause 23.15 (Restrictions on chartering, appointment of managers etc.); or
(ii)	a sale of the Ship provided that the Borrower comply with the prepayment obligations in Clause 7 (Prepayment and Cancellation)
21.13	Merger
No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction unless, in the case of the Corporate Guarantor, the Corporate Guarantor is the surviving entity and no breach of Clauses 21.14 (Change of business) and 21.22 (NASDAQ listing) occurs or will occur as a result of such action.
21.14	Change of business
No Obligor shall engage in any business other than the ownership and operation of the Ship, in the case of the Borrower, the ownership and operation of the Ship and in the case of the Corporate Guarantor, the holding of single purpose ship owning subsidiaries and arrangement of acquisition, financing and the operation of vessels on behalf of these single purpose ship owning subsidiaries.
21.15	Financial Indebtedness
The Borrower shall not incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.
21.16	Expenditure
The Borrower shall not incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing the Ship.
21.17	Share capital
The Borrower shall not:
(a)	increase or reduce its authorised share capital unless the Borrower has obtained the prior written consent of the Facility Agent;
(b)
issue any further shares except to the Corporate Guarantor and provided such new shares are made subject to the terms of the Shares Security immediately upon the issue of such new shares in a manner satisfactory to the Facility Agent and the terms of the Shares Security are complied with;

(c)	appoint any further director or officer of the Borrower (unless the provisions of the Shares Security are complied with).

21.18	Dividends
The Borrower may make or pay any dividend or other distribution (in cash or in kind) in respect of its shares in the following cases:
(a)	if
(i)	Additional Repayments in an aggregate amount of $3,190,000 have been made; and
(ii)	no Default has occurred or would result from the making of any such payment; or
(b)	if prior approval has been given by the Facility Agent.
21.19	Other transactions
The Borrower shall not:
(a)	be the creditor in respect of any loan or any form of credit to any person;
(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Obligor assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents;

(c)	make any asset acquisitions;
(d)	enter into any material agreement other than:
(i)	the Transaction Documents;
(ii)	any other agreement expressly allowed under any other term of this Agreement; and
(e)	enter into any transaction on terms which are, in any respect, less favourable to that Obligor than those which it could obtain in a bargain made at arms' length; or
(f)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.
21.20	Unlawfulness, invalidity and ranking; Security imperilled
No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:
(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents;
(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;
(c)	cause any Transaction Document to cease to be in full force and effect;
(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and
(e)	imperil or jeopardise the Transaction Security.

21.21	Further assurance
(a)
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.
(b)
Each Obligor shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 21.21 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent reasonable evidence that that Obligor's or Transaction Obligor's execution of such document has been duly authorised by it.

21.22	NASDAQ listing
The Corporate Guarantor shall maintain its listing on the NASDAQ Stock Exchange with the ticker symbol 'SHIP'.
21.23	Shareholder WC Facility repayment
The Corporate Guarantor shall not prepay or repay (as the case may be) the Shareholder WC Facility at any time during the Security Period if, following such prepayment or repayment, the aggregate unrestricted cash balance in the Group would be less than $3,500,000.

22	INSURANCE UNDERTAKINGS

22.1	General
The undertakings in this Clause 22 (Insurance Undertakings) remain in force from the date of this Agreement throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.
22.2	Maintenance of obligatory insurances
The Borrower shall keep the Ship insured at its expense against:
(a)	fire and usual marine risks (including hull and machinery and excess risks);
(b)	war risks;
(c)	protection and indemnity risks; and
(d)
any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for the Borrower to insure and which are specified by the Facility Agent by notice to the Borrower.

22.3	Terms of obligatory insurances
The Borrower shall effect such insurances:
(a)	in dollars;
(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:
(i)	120 per cent. of the Loan; and
(ii)	the Market Value of the Ship;
(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Ship;
(e)	on approved terms; and
(f)
through Approved Insurance Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

22.4	Further protections for the Finance Parties
In addition to the terms set out in Clause 22.3 (Terms of obligatory insurances), the Borrower shall procure that the obligatory insurances effected by it shall:
(a)	subject always to paragraph (b), name the Borrower as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;
(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and
(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and
(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between the Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;
(b)
whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;
(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;
(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and
(f)	provide that the Security Agent may make proof of loss if the Borrower fails to do so.
22.5	Renewal of obligatory insurances
The Borrower shall:
(a)	at least 21 days before the expiry of any obligatory insurance:
(i)
notify the Facility Agent of the Approved Insurance Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) above;
(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and
(c)
procure that the Approved Insurance Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

22.6	Copies of policies; letters of undertaking
The Borrower shall ensure that the Approved Insurance Brokers provide the Security Agent with:
(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and
(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Insurance Brokers that:
(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;
(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;
(iv)	they will, if they have not received notice of renewal instructions from the Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;
(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;
(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Facility Agent.
22.7	Copies of certificates of entry
The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provide the Security Agent with:
(a)	a certified copy of the certificate of entry for the Ship;
(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and
(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.
22.8	Deposit of original policies
The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the Approved Insurance Brokers through which the insurances are effected or renewed.

22.9	Payment of premiums
The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Facility Agent or the Security Agent.
22.10	Guarantees
The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.
22.11	Compliance with terms of insurances
(a)
The Borrower shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, the Borrower shall:
(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship approved by the underwriters of the obligatory insurances;
(iii)
make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

22.12	Alteration to terms of insurances
The Borrower shall not make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.
22.13	Settlement of claims
The Borrower shall:
(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and
(b)
do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

22.14	Provision of copies of communications
The Borrower shall provide the Security Agent, at the time of each such communication, with copies of all written communications other than (unless specifically required by the Security Agent) communications of an entirely routine nature between the Borrower and:
(a)	the Approved Insurance Brokers;
(b)	the approved protection and indemnity and/or war risks associations; and
(c)	the approved insurance companies and/or underwriters,
which relate directly or indirectly to:
(i)	the Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and
(ii)
any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

22.15	Provision of information
The Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:
(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 22.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above once in each 12 months period (starting on the Utilisation Date for Tranche A) and at any time when an Event of Default has occurred.
22.16	Mortgagee's interest and additional perils insurances
(a)
The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance and a mortgagee's interest additional perils insurance in an amount of up to 120 per cent. of the Loan, on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)
The Borrower shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

23	GENERAL SHIP UNDERTAKINGS

23.1	General
The undertakings in this Clause 23 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.
23.2	Ship's name and registration
The Borrower shall:
(a)	keep the Ship registered in its name under the applicable Approved Flag from time to time at its port of registration;
(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and
(c)	not change the name of the Ship without the prior written consent of the Facility Agent, provided that any change of flag of the Ship shall be subject to:
(i)
the Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on the Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on the Ship and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Lenders, shall approve or require.
23.3	Repair and classification
The Borrower shall keep the Ship in a good and safe condition and state of repair:
(a)	consistent with first class ship ownership and management practice; and
(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions.
23.4	Modifications
The Borrower shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of the Ship or materially reduce its value except for the installation of an open loop scrubber system on the Ship.
23.5	Removal and installation of parts
(a)	Subject to paragraph (b) below, the Borrower shall not remove any material part of the Ship, or any item of equipment installed on the Ship unless:
(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and
(iii)	the replacement part or item becomes, on installation on the Ship, the property of the Borrower and subject to the security constituted by the Mortgage.
(b)	The Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.
23.6	Surveys
The Borrower shall submit the Ship regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.
23.7	Inspection
The Borrower shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship at all reasonable times and upon reasonable notice and without interfering with the Ship's normal course of trading to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections. The Borrower will be liable for the costs of the inspection for the Ship once in each 12-month period (starting on the Utilisation Date for Tranche A) and at any time when an Event of Default has occurred.
23.8	Prevention of and release from arrest
(a)	The Borrower shall, in respect of the Ship, promptly discharge:
(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, its Earnings or its Insurances;
(ii)	all Taxes, dues and other amounts charged in respect of the Ship, its Earnings or its Insurances; and
(iii)	all other outgoings whatsoever in respect of the Ship, its Earnings or its Insurances.
(b)
The Borrower shall immediately upon receiving notice of the arrest of the Ship or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

23.9	Compliance with laws etc.
The Borrower shall:
(a)	comply, or procure compliance with all laws or regulations:
(i)	relating to its business generally; and
(ii)	relating to the Ship, its ownership, employment, operation, management and registration, including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and
(c)
without limiting paragraph (a) above, not employ the Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Sanctions (or which would be contrary to Sanctions if Sanctions were binding on each Obligor).

23.10	ISPS Code
Without limiting paragraph (a) of Clause 23.9 (Compliance with laws etc.), the Borrower shall:
(a)	procure that the Ship and the company responsible for the Ship's compliance with the ISPS Code comply with the ISPS Code; and
(b)	maintain an ISSC for the Ship; and
(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.
23.11	Sanctions and Ship trading
Without limiting Clause 23.9 (Compliance with laws etc.), the Borrower shall procure:
(a)	that the Ship shall not be used by or for the benefit of a Restricted Person;
(b)	that the Ship shall not be used in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Obligor);
(c)	that the Ship shall not be traded in any manner which would trigger the operation of any Sanctions limitation or exclusion clause (or similar) in the Insurances;
(d)	that the Ship shall not sail to the Islamic Republic of Iran Provided that the Ship may transit through Iranian waters if the Ship's destination is not any port of the Islamic Republic of Iran; and
(e)
that each charterparty in respect of the Ship shall contain, for the benefit of the Borrower, language which gives effect to the provisions of paragraph (c) of Clause 23.9 (Compliance with laws etc.) as regards Sanctions and of this Clause 23.11 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions or which would result in a breach of Sanctions if Sanctions were binding on each Obligor.

23.12	Trading in war zones
In the event of hostilities in any part of the world (whether war is declared or not), the Borrower shall not cause or permit the Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless:
(a)	the prior written consent of the Security Agent acting on the instructions of the Majority Lenders has been given; and
(b)	the Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

23.13	Provision of information
Without prejudice to Clause 19.5 (Information: miscellaneous) the Borrower shall promptly provide the Facility Agent with any information which it requests regarding:
(a)	the Ship, its employment, position and engagements;
(b)	the Earnings and payments and amounts due to its master and crew;
(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made by it in respect of the Ship;
(d)	any towages and salvages; and
(e)	its compliance, the Approved Manager's compliance and the compliance of the Ship with the ISM Code and the ISPS Code, and, upon the Facility Agent's request, promptly provide copies of any current Charter relating to the Ship, of any current guarantee of any such Charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.
23.14	Notification of certain events
The Borrower shall immediately notify the Facility Agent by email, confirmed forthwith by letter, of:
(a)	any casualty to the Ship which is or is likely to be or to become a Major Casualty;
(b)	any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;
(c)	any requisition of the Ship for hire;
(d)	any requirement or recommendation made in relation to the Ship by any insurer or classification society or by any competent authority which is not immediately complied with;
(e)	any arrest or detention of the Ship or any exercise or purported exercise of any lien on the Ship or the Earnings;
(f)	any intended dry docking of the Ship;
(g)	any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident;
(h)	any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, an Approved Manager or otherwise in connection with the Ship; or
(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and the Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to the Borrower's, any such Approved Manager's or any other person's response to any of those events or matters.
23.15	Restrictions on chartering, appointment of managers etc.
The Borrower shall not without the prior written consent of the Facility Agent:

(a)	let the Ship on demise charter for any period;
(b)	enter into any time, voyage or consecutive voyage charter in respect of the Ship other than a Permitted Charter;
(c)	amend, supplement or terminate a Management Agreement;
(d)	appoint a manager of the Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager's appointment;
(e)	de activate or lay up the Ship; or
(f)
put the Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) except for the installation of (i) an open loop scrubber system on the Ship and (ii) Ballast Water Treatment System onboard the Ship, unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or the Earnings for the cost of such work or for any other reason.

23.16	Notice of Mortgage
The Borrower shall keep the Mortgage registered against the Ship as a valid first preferred mortgage, carry on board the Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Security Agent.
23.17	Sharing of Earnings
The Borrower shall not enter into any agreement or arrangement for the sharing of any Earnings other than for the purposes of this Agreement.
23.18	Copies of Charters; charter assignment
Provided that all approvals necessary under Clause 23.15 (Restrictions on chartering, appointment of managers etc.) have been previously obtained, the Borrower shall:
(a)	provide promptly to the Facility Agent a true and complete copy of any Charter exceeding 6 months (including all amendments) for the Ship and all other documents related thereto; and
(b)
in respect of any Charter for a term which exceeds, or which by virtue of any optional extensions may exceed 13 months, execute and deliver to the Facility Agent a Charter Assignment together with each of the documents required to be delivered pursuant to such Charter Assignment (each in the agreed form).

23.19	Notification of compliance
The Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 23 (General Ship Undertakings).
24	SECURITY COVER

24.1	Minimum required security cover
(a)	Clause 24.2 (Provision of additional security; prepayment) applies if on or after the first Utilisation Date, the Facility Agent notifies the Borrower that:

(i)	the Market Value of the Ship; plus
(ii)	the net realisable value of additional Security previously provided under this Clause 24 (Security Cover),
(b)	is:
(i)	during the period commencing on the first Utilisation Date and ending on 30 June 2019, below 140 per cent. of the Loan; and
(ii)	at all times thereafter, below 165 per cent. of the Loan.
24.2	Provision of additional security; prepayment
(a)
If the Facility Agent serves a notice on the Borrower under Clause 24.1 (Minimum required security cover), the Borrower shall, on or before the date falling 14 Business Days after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall.

(b)
The Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realisable value at least equal to the shortfall; and
(ii)	is documented in such terms as the Facility Agent may approve or require, before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.
24.3	Value of additional vessel security
The net realisable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.
24.4	Valuations binding
Any valuation under this Clause 24 (Security Cover) shall be binding and conclusive as regards the Borrower.
24.5	Provision of information
(a)
The Borrower shall promptly provide the Facility Agent and any shipbroker acting under this Clause 24 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

(b)
If the Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

24.6	Prepayment mechanism
Any prepayment pursuant to Clause 24.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan).

24.7	Provision of valuations
The Borrower shall provide the Facility Agent with 2 valuations of the Ship on the Utilisation Date for Tranche A and any other vessel over which additional Security has been created in accordance with Clause 24.3 (Value of additional vessel security), each from an Approved Broker (one appointed by the Facility Agent), to enable the Facility Agent to determine the Market Value of the Ship not more than 14 days before the Utilisation Date for Tranche A and the Market Value of the Ship as at 30 June and 31 December in each year.
25	ACCOUNTS AND APPLICATION OF EARNINGS

25.1	Accounts
The Borrower may not, without the prior consent of the Facility Agent, maintain any bank account other than the Operating Account and the DD Reserve Account.
25.2	Payment of Earnings
The Borrower shall ensure that, subject only to the provisions of the General Assignment, all the Earnings in respect of the Ship are paid in to the Operating Account.
25.3	Application of Earnings
The Borrower shall ensure that the Earnings shall be retained on the Operating Account and hereby instructs the Facility Agent and the Security Agent to release, on each Repayment Date relating to Tranche A and on each Interest Payment Date, for distribution to the Finance Parties in accordance with Clause 32.2 (Redistribution of payments) so much of the then balance on the Operating Account (in excess of the Minimum Liquidity Amount) in discharge of the Borrower's liability for that Repayment Instalment or that interest, as the case may be, in the following order:
(a)
first, in or towards payment of all expenses reasonably incurred (and evidenced, if required by the Lenders, to the satisfaction of the Lenders) in the usual course of the day-to-day running of the Ship;

(b)	secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent under the Finance Documents;
(c)
thirdly, in or towards payment pro rata of the Repayment Instalments due and payable under Clause 6.1 (Repayment of Loan) and any accrued interest and principal due but unpaid to the Lenders under this Agreement;

(d)	fourthly, towards payment of any Additional Repayments payable under Clause 6.3 (Additional Repayments);
(e)	fifthly, towards any Quarterly Increase to be made under Clause 25.4 (Transfers to the DD Reserve Account); and
(f)
sixthly, subject to compliance with Clauses 20 (Financial Covenants), 6.3 (Additional Repayments) and 21.18 (Dividends) and provided no Default has occurred, to the Borrower for distribution in accordance with Clause 21.18 (Dividends).

25.4	Transfers to the DD Reserve Account
(a)	The Borrower shall procure that an amount of $35,000 is transferred to the DD Reserve Account from the Operating Account (subject to the balance on the Operating Account following such transfer being in excess of the Minimum Liquidity Amount) on each Repayment Date relating to Tranche A.
(b)
Subject to the other provisions of this Agreement and the other Finance Documents, the Borrower undertakes to use the monies in the DD Reserve Account only towards payment of any planned drydocking and interim survey expenses of the Ship, including for the avoidance of doubt the installation of Ballast Water Treatment System onboard the Ship.

(c)
The Borrower shall provide the Facility Agent with an invoice or invoices to evidence the amount of the drydocking or interim survey expenses in respect of the Ship and the relevant amount shall be released from the DD Reserve Account to pay such drydocking or interim survey expenses subject to the Facility Agent's written approval.

(d)	On the Termination Date, all amounts standing to the credit of the DD Reserve Account shall be applied towards repayment of the Loan.
25.5	Shortfall in Earnings
(a)
If the credit balance on the Operating Account is insufficient at any Repayment Date for the required amount to be transferred to the DD Reserve Account under Clause 25.4 (Transfers to the DD Reserve Account), the Borrower shall make up the amount of the insufficiency on demand from the Facility Agent.

(b)
Without prejudicing the Facility Agent's right to make such demand at any time, the Facility Agent may, if so authorised by the Majority Lenders, permit the Borrower to make up all or part of the insufficiency by increasing the amount of any transfer under Clause 25.4 (Transfers to the DD Reserve Account) from the Earnings received in the next or subsequent calendar months.

25.6	Location of Accounts
The Borrower shall promptly:
(a)	comply with any requirement of the Facility Agent as to the location or relocation of the Operating Account and the DD Reserve Account (or either of them); and
(b)
execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Operating Account and the DD Reserve Account.

26	EVENTS OF DEFAULT

26.1	General
Each of the events or circumstances set out in this Clause 26 (Events of Default) is an Event of Default except for Clause 26.20 (Acceleration) and Clause 26.21 (Enforcement of security).
26.2	Non-payment
A Transaction Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:
(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and

(b)	payment is made within 3 Business Days of its due date.
26.3	Specific obligations
A breach occurs of:
(a)
Clause 4.4 (Waiver of conditions precedent), 18.33 (Sanctions), Clause 20 (Financial Covenants), Clause 21.10 (Title), Clause 21.11 (Negative pledge), Clause 21.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause, 22.2 (Maintenance of obligatory insurances), Clause 22.3 (Terms of obligatory insurances), Clause 22.5 (Renewal of obligatory insurances), Clause 23.11 (Sanctions and Ship Trading) or Clause 24 (Security Cover); or

(b)	any provision of the Intercreditor Agreement and such breach is occasioned by the Shareholder.
26.4	Other obligations
(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.2 (Non-payment) and Clause 26.3 (Specific obligations)).
(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 5 Business Days of the Facility Agent giving notice to the Borrower or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

26.5	Misrepresentation
Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.
26.6	Cross default
(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).
(d)
Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 26.6 (Cross default) in respect of the Corporate Guarantor if the aggregate amount of Financial Indebtedness (or commitment for any Financial Indebtedness) falling within paragraphs (a) to (d) above is less than $5,000,000 (or its equivalent in any other currency) in aggregate.

26.7	Insolvency
(a)	A Transaction Obligor:
(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;
(iii)	suspends or threatens to suspend making payments on any of its debts; or
(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Transaction Obligor is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of any Transaction Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
(d)
No Event of Default will occur under this Clause 26.7 (Insolvency) if any of the events described in paragraphs (a)-(c) above occurs in respect of an Approved Manager which is a member of the Group and the Borrower replaces such Approved Manager by another Approved Manager and delivers to the Facility Agent the documents referred to at paragraph 2.4 of Part B (Conditions Precedent to Utilisation of Tranche A) of Schedule 2 within 10 Business Days from the date of such occurrence.

26.8	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor;
(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Transaction Obligor or any of its assets; or
(iv)	enforcement of any Security over any assets of any Transaction Obligor, or any analogous procedure or step is taken in any jurisdiction.
(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.
(c)
No Event of Default will occur under this Clause 26.78 (Insolvency proceedings) if any of the events described in paragraph (a) above occurs in respect of an Approved Manager which is a member of the Group and the Borrower replaces such Approved Manager by another Approved Manager and delivers to the Facility Agent the documents referred to at paragraph 2.4 of Part B (Conditions Precedent to Utilisation of Tranche A) of Schedule 2 within 10 Business Days from the date of such occurrence.

26.9	Creditors' process
Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Transaction Obligor (other than an arrest or detention of the Ship referred to in Clause 26.14 (Arrest)).

26.10	Ownership of the Borrower and the Corporate Guarantor
(a)	The Borrower is not or ceases to be a 100 per cent. directly owned Subsidiary of the Corporate Guarantor.
(b)	Persons other than those disclosed to the Facility Agent as part of the "Know your customer" checks gain control of the Corporate Guarantor.
(c)	For the purpose of paragraph (b) above "control" means:
(i)	the power (whether by way of ownership of shares, partnership units, proxy, contract, agency or otherwise) to:
(A)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Corporate Guarantor; or
(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Corporate Guarantor; or
(C)
give directions with respect to the operating and financial policies of the Corporate Guarantor with which the directors or other equivalent officers of the Corporate Guarantor are obliged to comply; and/or

(ii)
the holding beneficially of more than 50 per cent. of the issued shares of the Corporate Guarantor (excluding any part of that issued shares that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

26.11	Unlawfulness, invalidity and ranking
(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.
(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.
(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.
26.12	Security imperilled
Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.
26.13	Cessation of business
Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.
26.14	Arrest
Any arrest of the Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the Borrower within 5 Business Days of such arrest or detention.

26.15	Expropriation
The authority or ability of any Transaction Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any of its assets, unless such Transaction Obligor upon receiving notice of such event procures the release of the relevant assets and such assets are redelivered to the full control of that Transaction Obligor within 7 days of such event, other than:
(a)	an arrest or detention of the Ship referred to in Clause 26.14 (Arrest); or
(b)	any Requisition.
26.16	Repudiation and rescission of agreements
A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.
26.17	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any Transaction Obligor or its assets which:
(a)	has a Material Adverse Effect; or
(b)
is reasonably likely to have a Material Adverse Effect, unless in such case (i) the relevant Transaction Obligor has taken active measures to dispute such proceedings or disputes and such proceedings or disputes are dismissed or withdrawn within 14 days of being made or presented or (ii) in respect of the Corporate Guarantor, the combined value of such proceedings or disputes does not exceed $5,000,000 (or its equivalent in any other currency) in aggregate.

26.18	Material adverse change
Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.
26.19	Junior Agreement default
An event of default (howsoever described) occurs under any Junior Agreement.
26.20	Acceleration
On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:
(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable;

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or
(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents, and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 26.21 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.
26.21	Enforcement of security
On and at any time after the occurrence of an Event of Default the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.20 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO PARTIES
27	CHANGES TO THE LENDERS

27.1	Assignments and transfers by the Lenders
Subject to this Clause 27 (Changes to the Lenders), a Lender (the "Existing Lender") may:
(a)	assign any of its rights; or
(b)	transfer by novation any of its rights and obligations,
under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which has a banking license (the "New Lender").
27.2	Conditions of assignment or transfer
(a)	The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:
(i)	to another Lender or an Affiliate of a Lender;
(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund; or
(iii)	made at a time when a Default is continuing.
(b)
The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed.  The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)
The consent of the Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to any amount payable under Clause 14.3 (Mandatory Cost).

(d)	An assignment will only be effective on:
(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)
performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)
Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

(f)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(g)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This paragraph (g) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.
(h)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee to be agreed between the New Lender and the Facility Agent prior to such assignment or transfer.
27.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;
(ii)	the financial condition of any Transaction Obligor;
(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.
(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:
(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other

Finance Party in connection with any Transaction Document or the Transaction Security; and
(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders); or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.
27.5	Procedure for transfer
(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:
(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

27.6	Procedure for assignment
(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:
(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
(d)
Lenders may utilise procedures other than those set out in this Clause 27.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate or Assignment Agreement to Borrower
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.
27.8	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 27 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:
(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement
(a)
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(B)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 27.9 (Pro rata interest settlement) references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.
28	CHANGES TO THE TRANSACTION OBLIGORS
28.1	Assignment or transfer by Transaction Obligors
No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.
28.2	Release of security
(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:
(i)	the disposal is permitted by the terms of any Finance Document;
(ii)	the Majority Lenders/all the Lenders agree to the disposal;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or
(iv)	the disposal is being effected by enforcement of a Security Document, the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document.  However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).
(b)
If the Security Agent is satisfied that a release is allowed under this Clause 28.2 (Release of security) (at the request and expense of the Borrower) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release.  Each other Finance Party irrevocably authorises the Security Agent to enter into any such document.  Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.

SECTION 10

THE FINANCE PARTIES
29	THE FACILITY AGENT, THE ARRANGER AND THE REFERENCE BANKS

29.1	Appointment of the Facility Agent
(a)	Each of the Arranger and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.
(b)
Each of the Arranger and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions
(a)	The Facility Agent shall:
(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders; and
(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in a Finance Document;
(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;
(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)
If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)
The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 29.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action  (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties.  The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)
The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

29.3	Duties of the Facility Agent
(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.
(d)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)
The Facility Agent shall provide to the Borrower within 10 Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.
(h)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
29.4	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.
29.5	No fiduciary duties
(a)	Nothing in any Finance Document constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.
(b)	Neither the Facility Agent nor the Arranger shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.
29.6	Application of receipts
Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 33.5 (Application of receipts; partial payments).
29.7	Business with the Transaction Obligors
The Facility Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any Transaction Obligors.
29.8	Rights and discretions
(a)	The Facility Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.2 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by the Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)
The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.
(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.
(h)
Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.9	Responsibility for documentation
The Facility Agent is not responsible or liable for:
(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.10	No duty to monitor
The Facility Agent shall not be bound to enquire:
(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.
29.11	Exclusion of liability
(a)
Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 33.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or
(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.
(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

29.12	Lenders' indemnity to the Facility Agent
(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).
(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.
29.13	Resignation of the Facility Agent
(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.
(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.
(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)
If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 29 (The Facility Agent, the Arranger and the Reference Banks) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

(e)
The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.  The Borrower shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.
(g)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 29 (The Facility Agent, the Arranger and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent.  Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrower.
(i)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.
29.14	Confidentiality
(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

29.15	Relationship with the other Finance Parties
(a)
Subject to Clause 27.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
(b)
Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.  Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent.

(c)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 36.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
29.16	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:
(a)	the financial condition, status and nature of each Transaction Obligor;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

29.17	Facility Agent's management time
If a Potential Event of Default or an Event of Default has occurred and is continuing, any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 29.12 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).  The Facility Agent shall as soon as reasonably practicable notify the Borrower in writing of any extraordinary management time which the Facility Agent is envisaging to spend and will deliver a budget to the Borrower in respect of such extraordinary management time.
29.18	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
29.19	Reliance and engagement letters
Each Secured Party confirms that each of the Arranger and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
29.20	Full freedom to enter into transactions
Without prejudice to Clause 29.7 (Business with the Transaction Obligors) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:
(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.
29.21	Role of Reference Banks
(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.
(b)
No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 29.21 (Role of Reference Banks) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

29.22	Third Party Reference Banks
A Reference Bank which is not a Party may rely on Clause 29.21 (Role of Reference Banks), Clause 42.3 (Other exceptions) and Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.
30	THE SECURITY AGENT

30.1	Trust
(a)
The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30 (The Security Agent) and the other provisions of the Finance Documents.

(b)
Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Parallel Debt (Covenant to pay the Security Agent)
(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.
(b)	The Parallel Debt of an Obligor:
(i)	shall become due and payable at the same time as its Corresponding Debt;
(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.
(c)	For purposes of this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:
(i)	is the independent and separate creditor of each Parallel Debt;
(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and
(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:
(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and
(ii)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be:
(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and
(B)	increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.
(e)
All amounts received or recovered by the Security Agent in connection with this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 33.5 (Application of receipts; partial payments).

(f)	This Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.
30.3	Enforcement through Security Agent only
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.
30.4	Instructions
(a)	The Security Agent shall:
(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and
(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in a Finance Document;
(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;
(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.
(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:
(A)	Clause 30.28 (Application of receipts);
(B)	Clause 30.29 (Permitted Deductions); and
(C)	Clause 30.30 (Prospective liabilities).
(e)
If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:
(i)	it has not received any instructions as to the exercise of that discretion; or
(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above, the Security Agent shall do so having regard to the interests of all the Secured Parties.
(g)
The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 30.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)
The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

30.5	Duties of the Security Agent
(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.
(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
30.6	No fiduciary duties
(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.
(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.
30.7	Business with a Transaction Obligor
The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any Transaction Obligor.
30.8	Rights and discretions
(a)	The Security Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;
(B)	unless it has received notice of revocation, that those instructions have not been revoked;
(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)
The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:
(i)	no Default has occurred;
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by the Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(e)
Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.
(h)
Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(i)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
30.9	Responsibility for documentation
None of the Security Agent, any Receiver or Delegate is responsible or liable for:
(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.10	No duty to monitor
The Security Agent shall not be bound to enquire:
(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.
30.11	Exclusion of liability
(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or
(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)
No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.
(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

30.12	Lenders' indemnity to the Security Agent
(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent's or Receiver's gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by a Transaction Obligor pursuant to a Finance Document).
(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.
30.13	Resignation of the Security Agent
(a)	The Security Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrower.
(b)	Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.
(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)
The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.  The Borrower shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent's resignation notice shall only take effect upon:
(i)	the appointment of a successor; and
(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.
(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 30 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent.  Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

30.14	Confidentiality
(a)
In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:
(a)	the financial condition, status and nature of each Transaction Obligor;
(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.16	Security Agent's management time
(a)
If a Potential Event of Default or an Event of Default has occurred which is continuing, any amount payable to the Security Agent under Clause 14.5 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 30.12 (Lenders' indemnity to the Security Agent) shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees).  The Security Agent shall as soon as reasonably practicable notify the Borrower in writing of any extraordinary management time which the Security Agent is envisaging to spend and will deliver a budget to the Borrower in respect of such extraordinary management time.
(b)	Without prejudice to paragraph (a) above, in the event of:
(i)	a Default;
(ii)
the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.
(c)
If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

30.17	Reliance and engagement letters
Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
30.18	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:
(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;
(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;
(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.
30.19	Insurance by Security Agent
(a)	The Security Agent shall not be obliged:
(i)	to insure any of the Security Assets;
(ii)	to require any other person to maintain any insurance; or
(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.
(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

30.20	Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.
30.21	Delegation by the Security Agent
(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

30.22	Additional Security Agents
(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or
(iii)	for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.
(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

30.23	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.
30.24	Releases
Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.
30.25	Winding up of trust
If the Security Agent, with the approval of the Facility Agent determines that:
(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and
(b)
no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then
(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 30.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

30.26	Powers supplemental to Trustee Acts
The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.
30.27	Disapplication of Trustee Acts
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents.  Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.
30.28	Application of receipts
All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 30 (The Security Agent), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 30 (The Security Agent)), in the following order of priority:
(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent))) or any Receiver or Delegate;
(b)
in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 33.5 (Application of receipts; partial payments);

(c)
if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.
30.29	Permitted Deductions
The Security Agent may, in its discretion:
(a)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)	pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).
30.30	Prospective liabilities
Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 30.28 (Application of receipts) in respect of:
(a)	any sum to the Security Agent, any Receiver or any Delegate; and
(b)	any part of the Secured Liabilities,
that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.
30.31	Investment of proceeds
Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 30.28 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of Clause 30.28 (Application of receipts).
30.32	Currency conversion
(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
30.33	Good discharge
(a)
Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)
The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.34	Amounts received by Obligors
If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

30.35	Application and consideration
In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 30 (The Security Agent).
30.36	Full freedom to enter into transactions
Without prejudice to Clause 30.7 (Business with a Transaction Obligor) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:
(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.
31	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 33 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:
(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;
(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of receipts; partial payments).

32.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 33.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.
32.3	Recovering Finance Party's rights
On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.
32.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)
as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

32.5	Exceptions
(a)
This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION
33	PAYMENT MECHANICS

33.1	Payments to the Facility Agent
(a)
On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

33.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to a Transaction Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrower in a Utilisation Request.
33.3	Distributions to a Transaction Obligor
The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
33.4	Clawback and pre-funding
(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)
If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Facility Agent shall notify the Borrower of that Lender's identity and the Borrower shall on demand refund it to the Facility Agent; and
(ii)
the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Application of receipts; partial payments
(a)
If the Facility Agent or the Security Agent (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent or the Security Agent (as applicable) shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;
(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and
(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.
(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.
33.6	No set-off by Transaction Obligors
All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
33.7	Business Days
(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8	Currency of account
(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
33.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.10	Currency Conversion
(a)
For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
33.11	Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:
(a)
the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
34	SET-OFF
A Finance Party may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
35	BAIL-IN
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
36	NOTICES

36.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

36.2	Addresses
The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:
(a)	in the case of the Borrower, that specified in Schedule 1 (The Parties);
(b)
in the case of each Lender, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and
(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties), or any substitute address or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.
36.3	Delivery
(a)
Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.
(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.
(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address
Promptly upon receipt of notification of an address or change of address pursuant to Clause 36.2 (Addresses) or changing its own address, the Facility Agent shall notify the other Parties.
36.5	Electronic communication
(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.
(b)
Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)
Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

(d)
Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.5 (Electronic communication).

36.6	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37	CALCULATIONS AND CERTIFICATES

37.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
37.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
37.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.
38	PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
39	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
40	SETTLEMENT OR DISCHARGE CONDITIONAL
Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.
41	IRREVOCABLE PAYMENT
If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Finance Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.
42	AMENDMENTS AND WAIVERS

42.1	Required consents
(a)
Subject to Clause 42.2 (All Lender matters) and Clause 42.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42 (Amendments and Waivers).
(c)
Without prejudice to the generality of Clause 29.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

42.2	All Lender matters
Subject to Clause 42.4 (Replacement of Screen Rate), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:
(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);
(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;
(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;
(d)	a change in currency of payment of any amount under the Finance Documents;
(e)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Transaction Obligor other than in accordance with Clause 28 (Changes to the Transaction Obligors);
(g)	any provision which expressly requires the consent of all the Lenders;
(h)	this Clause 42 (Amendments and Waivers);
(i)
any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments), Clause 7.4 (Mandatory prepayment on sale or Total Loss), Clause 8 (Interest), Clause 25 (Accounts and application of Earnings), Clause 27 (Changes to the Lenders), Clause 32 (Sharing among the Finance Parties), Clause 46 (Governing Law) or Clause 47 (Enforcement);

(j)
any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(k)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:
(i)	the Security Assets; or
(ii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,
(except in the case of sub-paragraphs (i) and (ii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);
(l)
the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

shall not be made, or given, without the prior consent of all the Lenders.

42.3	Other exceptions
(a)
An amendment or waiver which relates to the rights or obligations of a Servicing Party, the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of that Servicing Party, the Arranger or that Reference Bank, as the case may be.

(b)	The Borrower and the Facility Agent, the Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.
42.4	Replacement of Screen Rate
(a)	Subject to Clause 42.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to the Screen Rate for dollars any amendment or waiver which relates to:
(i)	providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and
(ii)
(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;
(B)
enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;
(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
(E)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.
(b)
If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within five Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made:

(i)
its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
42.5	Obligor Intent
Without prejudice to the generality of Clauses 1.2 (Construction) and 17.4 (Waiver of defences) each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:  business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
43	CONFIDENTIAL INFORMATION

43.1	Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and Clause 43.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
43.2	Disclosure of Confidential Information
Any Finance Party may disclose:
(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)
to (or through) whom it assigns or transfers all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.15 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;
(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders' rights);
(viii)	who is a Party, a Transaction Obligor or any related entity of a Transaction Obligor;
(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or
(x)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;
(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

43.3	Disclosure to numbering service providers
(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:

(i)	names of Transaction Obligors;
(ii)	country of domicile of Transaction Obligors;
(iii)	place of incorporation of Transaction Obligors;
(iv)	date of this Agreement;
(v)	Clause 46 (Governing Law);
(vi)	the names of the Facility Agent and the Arranger;
(vii)	date of each amendment and restatement of this Agreement;
(viii)	amount of Total Commitments;
(ix)	currency of the Facility;
(x)	type of Facility;
(xi)	ranking of Facility;
(xii)	Termination Date for Facility;
(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and
(xiv)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)
Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify the Corporate Guarantor and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Transaction Obligors; and
(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Transaction Obligors by such numbering service provider.
43.4	Entire agreement
This Clause 43 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.
43.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
43.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:
(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidential Information).
43.7	Continuing obligations
The obligations in this Clause 43 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:
(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

44.1	Confidentiality and disclosure
(a)
The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Facility Agent may disclose:
(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and
(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:
(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.
(d)
The Facility Agent's obligations in this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Facility

Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
44.2	Related obligations
(a)
The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(i)
of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 44.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).
44.3	No Event of Default
No Event of Default will occur under Clause 26.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations).
45	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT
46	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
47	ENFORCEMENT

47.1	Jurisdiction
(a)
Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)
This Clause 47.1 (Jurisdiction) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:
(i)
irrevocably appoints Messrs E. J. C. Album Solicitors, presently of Landmark House, 190 Willifield Way, London NW11 6YA, England (attention: Mr Edward Album, tel: +44 208 455 7653, fax: +44 208 457 5558 and email: ejca@mitgr.com) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES
PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Partner Shipping Co. Limited	Malta	C 86307	154 Vouliagmenis Avenue, 166 74 Glyfada, Greece - Attention: Stamatios Tsantanis/ Stavros Gyftakis - Email: snt@seanergy.gr/ sgyftakis@seanergy.gr - Telephone No.: +30 213 0181507

Name of Corporate Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Seanergy Maritime Holdings Corp.	Marshall Islands	27721	154 Vouliagmenis Avenue, 166 74 Glyfada, Greece - Attention: Stamatios Tsantanis/ Stavros Gyftakis - Email: snt@seanergy.gr/ sgyftakis@seanergy.gr - Telephone No.: +30 213 0181507

PART B

THE ORIGINAL LENDERS

Name of Original Lender Commitment	Address for Communication	Commitment
Amsterdam Trade Bank N.V.
Non-Administrative Matters

- Address:

World Trade Center
Tower I, Level 6
Strawinskylaan 1939
1077 XX, Amsterdam
The Netherlands

- Attention: Marianthi Milopoulou / Vassilis Kolovos
- Email:
To:   m.milopoulou@atbank.nl /v.kolovos@atbank.nl
Cc:   shipping.finance@atbank.nl
- Telephone No.: +31 (0) 205 209 271 / +31 (0) 205 209 204

Administrative Matters

- Address:

World Trade Center
Tower I, Level 6
Strawinskylaan 1939
1077 XX, Amsterdam
The Netherlands

- Attention: Liujun Zhou
- Email:
To: shipping.finance@atbank.nl
Cc: m.milopoulou@atbank.nl/ v.kolovos@atbank.nl
- Telephone No.: +31 (0) 205 209 248 / +31 (0) 205 209 271 / +31 (0) 205 209 204

$20,890,000

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication
Amsterdam Trade Bank N.V.
Non-Administrative Matters

- Address:

World Trade Center
Tower I, Level 6
Strawinskylaan 1939
1077 XX, Amsterdam
The Netherlands

- Attention: Marianthi Milopoulou / Vassilis Kolovos
- Email:
To:  m.milopoulou@atbank.nl /v.kolovos@atbank.nl
Cc:  shipping.finance@atbank.nl
- Telephone No.: +31 (0) 205 209 271 / +31 (0) 205 209 204

Administrative Matters
- Address:

World Trade Center
Tower I, Level 6
Strawinskylaan 1939
1077 XX, Amsterdam
The Netherlands

- Attention: Liujun Zhou
- Email:
To:  shipping.finance@atbank.nl
Cc:  m.milopoulou@atbank.nl/ v.kolovos@atbank.nl
- Telephone No.: +31 (0) 205 209 248 / +31 (0) 205 209 271 / +31 (0) 205 209 204

Name of Security Agent	Address for Communication
Amsterdam Trade Bank N.V.
Non-Administrative Matters

- Address:

World Trade Center
Tower I, Level 6
Strawinskylaan 1939
1077 XX, Amsterdam
The Netherlands

- Attention: Marianthi Milopoulou / Vassilis Kolovos
- Email:
To:  m.milopoulou@atbank.nl /v.kolovos@atbank.nl
Cc:  shipping.finance@atbank.nl
- Telephone No.: +31 (0) 205 209 271 / +31 (0) 205 209 204

Administrative Matters
- Address:

World Trade Center
Tower I, Level 6
Strawinskylaan 1939
1077 XX, Amsterdam
The Netherlands

- Attention: Liujun Zhou
- Email:
To: shipping.finance@atbank.nl
Cc: m.milopoulou@atbank.nl/ v.kolovos@atbank.nl
- Telephone No.: +31 (0) 205 209 248 / +31 (0) 205 209 271 / +31 (0) 205 209 204

SCHEDULE 2

CONDITIONS PRECEDENT
PART A

CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST

1	Obligors
1.1	A copy of the constitutional documents of each Obligor and the Shareholder.
1.2	A copy of a resolution of the board of directors (and if required for the purposes of any legal opinion, the shareholders) of each Obligor and the Shareholder:
(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	An original of the power of attorney of any Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.
1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.
1.5
A certificate of each Obligor (signed by a director in the Borrower and an officer in the case of the Corporate Guarantor) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Transaction Obligor to be exceeded.

1.6
A certificate of each Obligor that is incorporated outside the UK (signed by a director in the Borrower and an officer in the case of the Corporate Guarantor) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.7
A certificate of an authorised signatory of the relevant Obligor (which, in the case of the Corporate Guarantor shall be an officer) certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Finance Documents and other Documents
2.1	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent), including for the avoidance of doubt, the Intercreditor Agreement.
2.2	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent).

3	Security
3.1	A duly executed original of the Account Security in relation to each Account and of the Share Security in respect of the Borrower (and of each document to be delivered under each of them).
4	Legal opinions
4.1
A legal opinion of Watson, Farley & Williams LLP legal advisers to the Arranger, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.

4.2
A legal opinion from Nauta Dutilh N.V., legal advisers to the Facility Agent and the Security Agent in The Netherlands, substantially in the form distributed to the Original Lenders before signing this Agreement.

4.3
If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.

5	Other documents and evidence
5.1	Evidence that any process agent referred to in Clause 47.2 (Service of process) has accepted its appointment.
5.2
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

5.3	The Original Financial Statements of the Corporate Guarantor.
5.4	The original of any mandates or other documents required in connection with the opening or operation of the Accounts.
5.5	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.
5.6
Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" including, but not limited to, the Obligors and the ultimate beneficial owners of the Obligors or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B

CONDITIONS PRECEDENT TO THE UTILISATION OF TRANCHE A

1	Borrower
A certificate of an authorised signatory of the Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date for Tranche A.
2	Release of Existing Security
An original of the Deed of Release and of each document to be delivered under or pursuant to it, together with evidence satisfactory to the Facility Agent of its due execution by the parties to it.
3	Ship and other security
3.1
A duly executed original of the Mortgage, the General Assignment and, if applicable, the Charter Assignment in respect of the Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of the Ship has been duly recorded as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

3.2	A copy of each Approved Charter and of all documents signed or issued by the Borrower and the Approved Charterer (or either of them) under or in connection with it.
3.3	Documentary evidence that the Ship:
(a)	is definitively and permanently registered in the name of the Borrower under the Approved Flag applicable to the Ship;
(b)	is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents and the Junior Finance Documents;
(c)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and
(d)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.
3.4
Documents establishing that the Ship will, as from the Utilisation Date for Tranche A, be managed commercially by its Approved Commercial Manager and managed technically by its Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager of the Ship; and
(b)
copies of the relevant Approved Technical Manager's Document of Compliance and of the Ship's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to the Ship including without limitation an ISSC.

3.5	An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.
3.6
Valuations of the Ship, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 14 days before the Utilisation Date for Tranche A from two Approved Brokers which shows a Market Value for the Ship which would result in the satisfaction of Clause 24 (Security Cover) after the Advance under the relevant Tranche has been utilised.

4	Legal opinions
Legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the Ship, England and Wales, Malta and such other relevant jurisdictions as the Facility Agent may require.
5	Other documents and evidence
5.1
Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date for Tranche A.

5.2
Sufficient evidence in form and substance acceptable to the Facility Agent that any loan facility originally provided by the Shareholder to the Borrower and/or the Corporate Guarantor has no scheduled principal (or similar) repayments under such loan(s) until 31 December 2019 other than any partial or full repayments permitted under the Intercreditor Agreement.

PART C

CONDITIONS PRECEDENT TO THE UTILISATION OF AN ADVANCE UNDER TRANCHE B OR TRANCHE C

1	Borrower
A certificate of an authorised signatory of the Borrower certifying that each copy document which it is required to provide under this Part C of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date of the Advance under the relevant Tranche.
2	Documents
3
Copies of the commercial invoices (including pro-forma or preliminary invoices) confirming to the satisfaction of the Facility Agent the costs and expenses incurred for the acquisition and installation of the equipment for open loop scrubber systems on Ship A or Ship B (as the case may be), such invoices to correspond with the amount of the Advance requested.

4
Evidence satisfactory to the Facility Agent that the relevant amount for the purchase and installation has been paid or shall, as a result of the relevant Advance, be paid in full, including evidence of payment of any equity portion, or otherwise.

SCHEDULE 3

REQUESTS
PART A

UTILISATION REQUEST

From:	Partner Shipping Co. Limited
To:	Amsterdam Trade Bank N.V.
Dated: [●] 2019
Dear Sirs
Partner Shipping Co. Limited - $20,890,000 Facility Agreement dated [●] February 2019 (the "Agreement")
1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2	We wish to borrow the Advance under Tranche [A] [B] [C]on the following terms:
Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Amount:	[●] or, if less, the Available Facility
Interest Period for the first Advance:	[●]
3	You are authorised and requested to deduct from the Advance prior to funds being remitted the following amounts set out against the following items:
Deductible Items	$
Facility Agent's solicitors' fees inclusive of disbursements and VAT
Net proceeds of Advance	_______________
4
We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Advance to which this Utilisation Request refers is satisfied on the date of this Utilisation Request.

5	The net proceeds of this Advance should be credited to [account].
6	This Utilisation Request is irrevocable.
Yours faithfully

[●]
authorised signatory for
Partner Shipping Co. Limited

PART B

SELECTION NOTICE

From:	Partner Shipping Co. Limited
To:	Amsterdam Trade Bank N.V.

Dated: [●]
Dear Sirs
Partner Shipping Co. Limited - $20,890,000 Facility Agreement dated [●] February 2019 (the "Agreement")
1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.
2	We request that the next Interest Period for Tranche [A][B][C] be []
3	This Selection Notice is irrevocable.
Yours faithfully

[●]
authorised signatory for
Partner Shipping Co. Limited

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE
To:	Amsterdam Trade Bank N.V. as Facility Agent
From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated: [●]
Dear Sirs
Partner Shipping Co. Limited - $20,890,000 Facility Agreement dated [] February 2019 (the "Agreement")
1
We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:
(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [].
(c)	The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.
3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.
4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.
6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.
Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address and attention detailsfor notices and account details for payments.]
[Existing Lender]	[New Lender]
By: [●]	By: [●]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].
[Facility Agent]
By: [●]

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT
To:	Amsterdam Trade Bank N.V. as Facility Agent and Partner Shipping Co. Limited as Borrower, for and on behalf of each [Transaction] Obligor
From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated: [●]
Dear Sirs
Partner Shipping Co. Limited - $20,890,000 Facility Agreement dated [] February 2019 (the "Agreement")
1
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.6 (Procedure for assignment):
(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
(d)
All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

3	The proposed Transfer Date is [●].
4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.
5	The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.
6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).
7
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.
9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.
Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE
Commitment rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address and attention details for notices and account details for payments]
[Existing Lender]	[New Lender]
By: [●]	By: [●]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].
Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.
[Facility Agent]
By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE
To:	Amsterdam Trade Bank N.V. as Facility Agent
From:	Borrower
Dated: [●]
Dear Sirs
Partner Shipping Co. Limited - $20,890,000 Facility Agreement dated [●] February 2019 (the "Agreement")
1
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:
(a)	the balance on the Operating Account at all times during the six month period ending on [●] was more than [$500,000];
(b)	the EBITDA to Net Interest Expense Ratio is [●];
(c)	the Cash per Fleet Vessel is of $[●]; and
(d)	the Net Debt to Market Value Adjusted Total Assets is [●] per cent.; and
(e)	the Market Value of the Ship plus the net realisable value of additional Security provided under Clause 24.2 (Provision of additional security; prepayment) is [●] per cent. of the Loan.
3	We confirm that no Default is continuing.
Signed:
Officer of Partner Shipping Co. Limited

SCHEDULE 7

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Three Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))
Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders' participation)	One Business Day before the intended Utilisation Date.
LIBOR is fixed	Quotation Day as of 11:00 am London time
Reference Bank Rate calculated by reference to available quotations in accordance with Clause 10.2 (Calculation of Reference Bank Rate)	Noon on the Quotation Day

SCHEDULE 8

VESSEL REPORT

From:	Partner Shipping Co. Limited
To:	Amsterdam Trade Bank N.V.

For the attention of: Ms. Marianthi Milopoulou (m.milopoulou@atbank.nl) and Mr. Vassilis Kolovos (v.kolovos@atbank.nl)
[Day, Month, Year]
Semi-Annual Vessel Performance Report
[Vessel Name, IMO Number]
[6-Month Period Covered]
Item	Unit	Actual	Comment
1. Average daily gross TCE hire earned	USD
2. Total brokerage commission charged	USD
3. Average daily net TCE hire earned	USD
4. Total on-hire days	No.
5. Total off-hire days	No.
6. Average daily operating expenses	USD
7. Average daily management expenses	USD
8. Average daily SG&A expenses	USD
9. Total maintenance expenses*	USD
10. Other expenses	USD
* Only expenditures incurred by the owner of the vessel for non-routine maintenance and repairs that are not reported under operating expenses or other profit & loss account, rather are eligible for capitalisation in accordance with GAAP, including but not limited to, fixed assets, major improvement and upgrades and shall also include, without limitation, any and all survey and dry-docking expenditures typically capitalised under GAAP.

………………….......……………
For and on behalf of
Partner Shipping Co. Limited

EXECUTION PAGES

BORROWER
SIGNED by Stamatios Tsantanis
)
duly authorised	)
for and on behalf of	)	/s/ Stamatios Tsantanis
PARTNER SHIPPING CO. LIMITED	)
in the presence of:	)
Witness' signature:	)	/s/ Theodora Mitropetrou
Witness' name: Theodora Mitropetrou	)
Witness' address: 154 Vouliagmenis Avenue 166 74 Glyfada, Greece	)

CORPORATE GUARANTOR

SIGNED by Stamatios Tsantanis
)
duly authorised	)
for and on behalf of	)	/s/ Stamatios Tsantanis
SEANERGY MARITIME HOLDINGS CORP.	)
in the presence of:	)
Witness' signature:	)	/s/ Theodora Mitropetrou
Witness' name: Theodora Mitropetrou	)
Witness' address: 154 Vouliagmenis Avenue 166 74 Glyfada, Greece	)

ORIGINAL LENDERS

SIGNED by Andreas Giakoumelas
)
duly authorised	)
for and on behalf of	)	/s/ Andreas Giakoumelas
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)
Witness' signature:	)
Witness' name: Ourania Todoulou	)
Witness' address: Attorney-at-Law Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece /s/ Ourania Todoulou	)

ARRANGER

SIGNED by Andreas Giakoumelas
)
duly authorised	)
for and on behalf of	)	/s/ Andreas Giakoumelas
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)
Witness' signature:	)
Witness' name: Ourania Todoulou	)
Witness' address: Attorney-at-Law Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece /s/ Ourania Todoulou	)

FACILITY AGENT

SIGNED by Andreas Giakoumelas
)
duly authorised	)
for and on behalf of	)	/s/ Andreas Giakoumelas
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)
Witness' signature:	)
Witness' name: Ourania Todoulou	)
Witness' address: Attorney-at-Law Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece /s/ Ourania Todoulou	)

SECURITY AGENT

SIGNED by Andreas Giakoumelas
)
duly authorised	)
for and on behalf of	)	/s/ Andreas Giakoumelas
AMSTERDAM TRADE BANK N.V.	)
in the presence of:	)
Witness' signature:	)
Witness' name: Ourania Todoulou	)
Witness' address: Attorney-at-Law Watson Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece /s/ Ourania Todoulou	)